                                 EXHIBIT 10.47

                     BUILD-TO-SUIT OFFICE LEASE AGREEMENT

                   BETWEEN WELLS OPERATING PARTNERSHIP, L.P.

                                      AND

                     PENNSYLVANIA CELLULAR TELEPHONE CORP.

                     BUILD-TO-SUIT OFFICE LEASE AGREEMENT



                                 BY AND AMONG



   WALSH HIGGINS NO. 33, L.P., A PENNSYLVANIA LIMITED PARTNERSHIP, LANDLORD



PENNSYLVANIA CELLULAR TELEPHONE CORP., A NORTH CAROLINA CORPORATION AUTHORIZED
                 TO TRANSACT BUSINESS IN PENNSYLVANIA, TENANT


         WALSH, HIGGINS & COMPANY, AN ILLINOIS CORPORATION, CONTRACTOR



              SUSQUEHANNA TOWNSHIP, DAUPHIN COUNTY, PENNSYLVANIA



                        DATED AS OF SEPTEMBER 26, 1997

                               TABLE OF CONTENTS

ARTICLE 1 TERM OF LEASE                                                 2

  Section 1.1 Initial Term                                              2
  Section 1.2 Initial Term Commencement Date                            3
  Section 1.3 Options to Renew                                          3
  Section 1.4 Exercise of Options to Renew                              3
  Section 1.5 Land Acquisition Contingency                              4

ARTICLE 2 CONSTRUCTION OF LANDLORD'S IMPROVEMENTS                       4

  Section 2.1 Construction of Building and Interior Improvements        4
  Section 2.2 Approval of Final Plans and Specifications                6
     (a) Preliminary Plans for Base Building                            6
     (b) Delivery of Final Plans for Base Building,
     Initial Interior Build-Out and Expansion Improvements
     (if any), Approval of Components                                   6
  Section 2.3 Scope of Work                                             8
  Section 2.4 Changes in Work                                           9
  Section 2.5 Completion of Improvements                               10
     (a) Completion Dates                                              10
     (b) Permitted Delays                                              11
     (c) Effect of Permitted Delays                                    12
     (d) Substantial Completion                                        12
  Section 2.6 Tenant's Remedies for Landlord Delay in
     Completion of Initial Improvements                                12
  Section 2.7 Warranty                                                 13
  Section 2.8 Punch List                                               14
  Section 2.9 Indemnity                                                14
     (a) Indemnity for Liens                                           14
     (b) Indemnity for Personal Injury and Property Damage             15
     (c) Required Notification by Tenant                               15
  Section 2.10 Early Access                                            15
     (a) Early Access                                                  15
     (b) Tenant Cooperation                                            16
     (c) Tenant Indemnity                                              16

ARTICLE 2A EXPANSION OF DEMISED PREMISES                               17

  Section 2A.1 Option to Expand                                        17
     (a) Exercise of Right to Expand                                   17
     (b) Exercise of Right to Expand; Delivery of Expansion Notice     17
     (c) Specifications of Expansion Improvements                      18
     (d) Contents of Expansion Notice                                  18
     (e) Landlord's Proposal                                           18
     (f) Tenant's Notice to Proceed                                    18
     (g) Automatic Election to Exercise Renewal Terms                  19
  Section 2A.2 Preparation of Expansion Plans                          19
  Section 2A.3 Expansion Commencement Date                             19
  Section 2A.4 Scope of Work; Expansion Improvements                   20
  Section 2A.5 Expansion Change Orders                                 20
  Section 2A.6 Warranty as to Expansion Improvements                   20
  Section 2A.7 Expansion Punch List                                    20
  Section 2A.8 Limitation on Landlord's Obligations                    20

ARTICLE 2B OPTION TO PURCHASE DEMISED PREMISES                         20

  Section 2B.1 Purchase Option                                         21
  Section 2B.2 Exercise of Purchase Option                             21
  Section 2B.3 Examination of Title                                    21
  Section 2B.4 Conveyance of Title                                     22
  Section 2B.5 Purchase Option Closing                                 23
  Section 2B.6 Restriction on Transfer; Time of the Essence            23
  Section 2B.7 Condemnation During Purchase Option Period              23
  Section 2B.8 Other Closing Documents                                 23
  Section 2B.9 Casualty Loss During Purchase Option Period             24

ARTICLE 3 RENT                                                         24

  Section 3.1 Base Rent                                                24
     (a) Payment of Base Rent)                                         24
     (b) Initial Improvements Base Rent During Initial Term            24
     (c) Initial Improvements Base Rent During Renewal Terms           25
     (d) Expansion Improvements Base Rent During Initial Term          25
     (e) Expansion Improvements Base Rent During Renewal Terms         25
     (f) Determination of Fair Market Base Rent                        25
     (g) Determination of Expansion Improvements Base Rent
     During Initial Term and Renewal Term                              26
     (h) Definition of Expansion Costs                                 27
  Section 3.2 Proration of Base Rent; Absolute Net                     27
  Section 3.3 Additional Rent                                          27
  Section 3.4 Rent Payable Without Prior Demand; Maximum
     Rate of Interest                                                  28

ARTICLE 4 PAYMENT OF TAXES, ASSESSMENTS, ETC.                          28

  Section 4.1 Additional Rent                                          28
  Section 4.2 Taxes on Rent                                            29
  Section 4.3 Receipts for Impositions                                 30
  Section 4.4 Additional Rent Escrow                                   30
  Section 4.5 Landlord's Right to Contest Impositions                  30

ARTICLE 5 INSURANCE                                                    31

  Section 5.1 Landlord's Insurance                                     31
     (a) Property Insurance                                            31
     (b) Commercial Liability Insurance                                32
     (c) Business Interruption Including Extra Expense
     (Loss of Rents and Extra Expense                                  32
     (d) Insurance Companies                                           32
  Section 5.2 Tenant's Insurance                                       32
     (a) Property Insurance                                            32
     (b) General Liability Insurance                                   33
     (c) Worker's Compensation Insurance                               33
     (d) Insurance Approval                                            33
     (e) Cancellation Notice                                           33
  Section 5.3 Contractor's Insurance                                   33
     (a) Landlord's Contractors                                        33
     (b) Tenant's Contractors                                          34
  Section 5.4 Waiver of Subrogation                                    34
  Section 5.5 Requirements in Event of Loss                            34
  Section 5.6 Proceeds, Payment and Policy Provisions                  34

ARTICLE 6 USE, MAINTENANCE AND MANAGEMENT OF DEMISED PREMISES          35

  Section 6.1 Premises Use                                             35

  Section 6.2 Tenant's Repairs, Maintenance and Replacements           35
  Section 6.3 Prohibition Against Waste                                36
  Section 6.4 Misuse or Neglect                                        36
  Section 6.5 Management of Demised Premises                           37
  Section 6.6 Limitation on Tenant's Repairs and Maintenance;
     Capital Replacements                                              37

ARTICLE 7 COMPLIANCE WITH LAWS AND ORDINANCES                          37

  Section 7.1 Compliance                                               38
  Section 7.2 Other Compliance                                         38
  Section 7.3 Environmental Matters                                    38
     (a) Landlord, Contractor and Tenant Mutual Covenants              38
     (b) Definitions                                                   38
     (c) Landlord Representation; Landlord Indemnity                   39
     (d) Contractor Indemnity                                          40
     (e) Tenant Covenant; Tenant Indemnity                             40
     (f) Notice                                                        40
     (g) Exclusive Remedy and Survival                                 41
     (h) Compliance with Other Laws                                    41
     (i) Storage of Hazardous Materials                                41
     (j) Environmental Audits                                          41

ARTICLE 8 MECHANIC'S LIENS AND OTHER LIENS                             42

  Section 8.1 Liens and Right of Contest                               42
  Section 8.2 Liens on Landlord's and Contractor's Work                43
  Section 8.3 Other Liens                                              43

ARTICLE 9 INTENT OF PARTIES                                            43

  Section 9.1 Net Rent                                                 43
  Section 9.2 Landlord's Performance for Tenant                        43
  Section 9.3 Payment for Landlord's Performance for Tenant            44

ARTICLE 10 DEFAULTS AND LANDLORD'S REMEDIES                            44

  Section 10.1 Default                                                 44
  Section 10.2 Rent After Default                                      45
  Section 10.3 Re-Letting After Default                                45
  Section 10.4 Acceptance After Default; No-Waiver                     46
  Section 10.5 Remedies Cumulative                                     46
  Section 10.6 Landlord Default                                        46

ARTICLE 11 DESTRUCTION AND RESTORATION                                 47

  Section 11.1 Restoration                                             47
  Section 11.2 Insurance Proceeds                                      47
  Section 11.3 Continuance of Tenant's Obligations                     48

ARTICLE 12 CONDEMNATION                                                48

  Section 12.1 Total Condemnation                                      48
  Section 12.2 Partial Condemnation                                    48
  Section 12.3 Restoration After Condemnation                          49
  Section 12.4 Base Rent Reduction                                     49

ARTICLE 13 ASSIGNMENT, SUBLETTING, ETC.                                49

  Section 13. Permitted Transferee of Tenant                           49

  Section 13.2 Subsequent Assignments                                  49
  Section 13.3 Profit                                                  50
  Section 13.4 Ineffective Assignment                                  50

ARTICLE 14 SUBORDINATION, NON-DISTURBANCE, NOTICE TO
MORTGAGEE AND ATTORNMENT                                               50

  Section 14.1 Subordination                                           50
  Section 14.2 Mortgagee Protection Clause                             50
  Section 14.3 Attornment                                              51
  Section 14.4 Costs                                                   51

ARTICLE 15 SIGNS                                                       51

  Section 15.1 Signs                                                   51

ARTICLE 16 TRADE FIXTURES                                              51

  Section 16.1 Trade Fixtures                                          51

ARTICLE 17 CHANGES AND ALTERATIONS                                     52

  Section 17.1 Changes and Alterations                                 52

ARTICLE 18 SURRENDER OF PREMISES                                       54

  Section 18.1 Surrender of Possession                                 54
  Section 18.2 No Surrender Without Acceptance                         55
  Section 18.3 Removal of Tenant's Property; Holdover Rent             55

ARTICLE 19 MISCELLANEOUS PROVISIONS                                    56

  Section 19.1 Right of Inspection                                     56
  Section 19.2 Display of Demised Premises                             56
  Section 19.3 Indemnities                                             56
     (a) Tenant                                                        56
     (b) Landlord                                                      57
  Section 19.4 Notices                                                 57
  Section 19.5 Authorized Individuals                                  58
  Section 19.6 Quiet Enjoyment                                         58
  Section 19.7 Landlord and Successors                                 58
  Section 19.8 Limitation on Landlord's Liability                      59
  Section 19.9 Estoppels                                               59
  Section 19.10 Severability; Governing Laws                           59
  Section 19.11 Binding Effect                                         59
  Section 19.12 Captions                                               59
  Section 19.13 Landlord - Tenant Relationship                         59
  Section 19.14 Merger of Agreements                                   60
  Section 19.15 Landlord's Property                                    60
  Section 19.16 Survival                                               60
  Section 19.17 Tenant's Claims                                        60
  Section 19.18 Reasonableness                                         60
  Section 19.19 Real Estate Broker                                     60
  Section 19.20 Delivery of Corporate Documents                        61
  Section 19.21 Exhibits; Rider Provisions                             61
  Section 19.22 Attorneys' Fees                                        61
  Section 19.23 Time is of the Essence                                 61

                               GLOSSARY OF TERMS


           Defined Term                                   Section/Paragraph
           ------------                                   -----------------
                 ADA                                         Section 2.2(b)
           Additional Rent                                   Section 4.1(a)
             Arbitrator                                       Section 2.11
              Architect                                        Section 2.1
              Base Rent                                      Section 3.1(a)
         Building Components                                 Section 2.2(b)
   Business Interruption Insurance                           Section 5.1(c)
         Capital Replacement                                   Section 6.7
            Change Order                                       Section 2.4
       Change Order Base Rent                                  Section 2.4
          Change Order Cost                                    Section 2.4
   Commercial Liability Insurance                            Section 5.1(b)
        Compliance with Laws                                   Section 7.1
             Contractor                                  Introductory Paragraph
              CPI Index                                      Section 3.1(g)
               Default                                        Section 10.1
          Demised Premises                                     Paragraph D
            Delivery Date                                      Section 1.2
             Design Team                                       Section 2.1
            Early Access                                     Section 2.10(a)
     Environmental Condition(s)                             Section 7.3(b)(i)
        Environmental Laws                                 Section 7.3(b)(ii)
    Environmental Liability(ies)                           Section 7.3(b)(iii)
          Estoppel Letter                                     Section 19.9
        Expansion Architect                                   Section 2A.2
     Expansion Commencement Date                              Section 2A.3
          Expansion Costs                                    Section 3.1(h)
       Expansion Delivery Date                               Section 3.1(g)
       Expansion Improvements                                Section 2A.1(a)
  Expansion Improvements Base Rent                           Section 3.1(a)
    Improvements Warranty Period                             Section 2A.6
         Expansion Land Cost                                 Section 3.1(h)
         Expansion Notice                                    Section 2A.1(b)
          Expansion Option                                   Section 2A.1(a)
        Fair Market Base Rent                                Section 3.1(f)
        Fair Market Escalator                                Section 3.1(c)
        Final Expansion Plans                                 Section 2A.2
             Final Plans                                       Section 2.1
         First Renewal Term                                    Section 1.3
         Fourth Renewal Term                                   Section 1.3
        Hazardous Substances                               Section 7.3(b)(iv)
             Impositions                                       Section 4.1
            Improvements                                       Paragraph D

          Initial Improvements                                 Paragraph B
     Initial Improvements Base Rent                          Section 3.1(a)
  Initial Improvements Warranty Period                         Section 2.7
   Initial Improvements Warranty Work                          Section 2.7
       Initial Interior Build-Out                              Paragraph D
              Initial Term                                     Section 1.1
     Initial Term Commencement Date                            Section 1.1
      Initial Term Termination Date                            Section 1.1
                  Land                                         Paragraph A
         Land Development Plans                               Section 2.1
                Landlord                                 Introductory Paragraph
         Landlord's Improvements                               Paragraph B
           Landlord's Manager                                Section 6.6(a)
           Landlord's Proposal                               Section 3.1(f)
   Landlord's Repairs and Maintenance                          Section 6.3
                  Lease                                  Introductory Paragraph
               Lease Year                                    Section 3.1(b)
           Lender's Architect                                Section 2.5(d)
             Management Fee                                  Section 6.6(a)
        Maximum Rate of Interest                               Section 3.4
                Mortgage                                      Section 14.1
                Mortgagee                                     Section 14.2
                New Work                                      Section 17.1
           Notice to Proceed                                 Section 2A.1(f)
                  Park                                         Paragraph A
            Park Assessments                                   Section 4.1
               Permit Date                                     Section 1.5
         Permits and Approvals                                 Section 1.5
             Permitted Delay                                 Section 2.5(b)
         Permitted Encumbrances                                Paragraph A
              Permitted Use                                    Section 6.1
  Preliminary Plans and Specifications                         Section 2.1
              Premises Use                                     Section 6.1
               Proceedings                                    Section 12.1
           Property Insurance                                Section 5.1(a)
            Punch List Items                                   Section 2.8
             Purchase Option                                  Section 2B.1
         Purchase Option Closing                              Section 2B.5
      Purchase Option Closing Date                            Section 2B.5
         Purchase Option Deposit                              Section 2B.2
     Purchase Option Exercise Notice                          Section 2B.2
          Purchase Option Price                               Section 2B.1
          Real Estate Agreement                                Section 1.5
            Real Estate Date                                   Section 1.5
             Recovery Period                                   Section 6.6
             Renewal Cut-Off                                   Section 1.4

                 Renewal Notice                               Section 1.4
                 Renewal Term(s)                              Section 1.3
                      Rent                                    Section 3.3
                   Restoration                               Section 11.1
                  Scope Change                                Section 2.4
               Second Renewal Term                            Section 1.3
               Special Assessments                            Section 4.1
              Submitted Resolution                           Section 2.11
             Subordination Agreement                         Section 14.1
 Substantially Complete/Substantial Completion              Section 2.5(d)
                     Tenant                             Introductory Paragraph
                Tenant Extension                           Section 2.5(b)(i)
                  Tenant Work                              Section 2.10(a)
                 Tenant's Broker                             Section 19.19
              Tenant's Repair Costs                         Section 6.6(a)
        Tenant's Repairs and Maintenance                      Section 6.2
                      Term                                    Section 1.3
               Third Renewal Term                             Section 1.3
                    Township                                  Paragraph A
                 Trade Fixtures                               Paragraph D

                     BUILD-TO-SUIT OFFICE LEASE AGREEMENT
                     ------------------------------------


     This Build-To-Suit Office Lease Agreement ("Lease") is made this 26/th/ day of September, 1997, by and among WALSH HIGGINS NO. 33, L.P., a Pennsylvania limited partnership ("Landlord"), PENNSYLVANIA CELLULAR TELEPHONE CORP., a North Carolina corporation authorized to transact business in Pennsylvania ("Tenant"), and WALSH, HIGGINS & COMPANY, an Illinois corporation ("Contractor"). Anything in this Lease to the contrary notwithstanding, (a) Contractor's obligations hereunder are strictly limited to those set forth in paragraphs B and E hereof and in Sections 1.5, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 5.3,
7.3(a), 7.3(b), 7.3(d), 7.3(f), 19.4, 19.5, 19.10, 19.11, 19.12, 19.13, 19.14,
19.16, 19.18, 19.21, 19.22 and 19.23 hereof, with respect to the design and construction of the Initial Improvements (as such term is defined in paragraph B hereof), those certain warranty obligations with respect to such construction, those certain indemnification obligations in connection with environmental matters, and certain miscellaneous matters; and (b) Contractor shall not be liable under this Lease, directly or indirectly, except as and to the extent specifically set forth in the foregoing enumerated Sections hereof (although Contractor shall be entitled to all of its rights as set forth under such Sections and elsewhere in this Lease), provided that nothing herein shall be construed as limiting the Tenant from bringing an action or pursuing a remedy under this Lease, at law or in equity, against the Landlord regardless of whether (i) Tenant has a direct right under the Lease to pursue an action against the Contractor or (ii) the Landlord is deemed to have waived its rights against the Contractor under the terms of the foregoing provisions.

                                   Recitals
                                   --------

     A. Tenant desires to lease from Landlord that certain parcel of vacant land comprised of approximately 10.5 acres, located in Susquehanna Township, Dauphin County, Pennsylvania ("Township"), which parcel is legally described in Exhibit A-1 attached hereto and made a part hereof ("Land"), together with those certain improvements to be constructed thereon in accordance with this Lease. The Land is situated in that certain business park located in the Township and known as Commerce Park ("Park"). Title to the Land is, and shall be, subject to the encumbrances and other matters set forth in Exhibit A-2 attached hereto and made a part hereof ("Permitted Encumbrances").

     B. The parties have agreed that Landlord shall cause Contractor to construct, and that Contractor shall construct, initial improvements on the Land consisting of a four (4)-story office facility to be comprised of approximately 81,859 square feet ("Initial Improvements"). The parties have also agreed that Tenant will have the option, pursuant to this Lease, to cause Landlord to construct (or to cause to be constructed) the Expansion Improvements (as such term is defined in Section 2A.1(a) hereof). The Initial Improvements and the Expansion Improvements (if any), together, are hereinafter collectively referred to as "Landlord's Improvements." Construction of the Initial Improvements, and Landlord's and Contractor's respective obligations with respect thereto, shall be as set forth in this Lease. Construction of the Expansion Improvements, and Landlord's obligations with respect thereto (Contractor having no obligations with respect to the Expansion Improvements), shall also be as set forth in this Lease. Further, the parties have agreed that Tenant shall have certain rights to renew the term of this Lease, as also set forth herein.

     C. Landlord, for and in consideration of the rents, covenants and agreements hereinafter contained, hereby leases, rents, lets and demises unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, the Land, together with all improvements located thereon and to be constructed thereon from time to time pursuant to the terms, provisions and conditions hereof (including, without limitation, Landlord's Improvements), subject to the Permitted Encumbrances.

     D. Landlord's Improvements and all other improvements, machinery, equipment, fixtures and other property, real, personal or mixed, from time to time installed or located on the Land (except those items of Tenant's attached or unattached personalty which are deemed to be trade fixtures, as described in
Article 16 hereof ("Trade Fixtures")), together with all additions, alterations and replacements thereof, are hereinafter collectively referred to as "Improvements." The Land and the Improvements are hereinafter collectively referred to as "Demised Premises." The initial interior improvements to be constructed in the Initial Improvements, as described further in Section 2.1 hereof, are hereinafter referred to as "Initial Interior Build-Out." Anything in this Lease to the contrary notwithstanding, (i) "Landlord's Improvements" and, therefore, "Improvements" and "Demised Premises," shall include, without limitation, the "Initial Improvements" and the "Expansion Improvements," if any, and (ii) the "Initial Improvements" shall include, without limitation, the "Initial Interior Build-Out."

     E. Tenant acknowledges that Landlord has contracted to purchase, but as of the date of this Lease, does not own fee title to the Land. Accordingly, anything in this Lease to the contrary notwithstanding, in the event that Landlord does not acquire fee title to the Land, or in the event that Landlord's acquisition of fee title to the Land is delayed, and (i) such failure or delay is not a direct result of any breach by Landlord of its contract to purchase the Land, and (ii) Landlord is diligent in pursuing its rights and remedies under the terms of said contract, then neither Landlord nor Contractor shall be liable for any damages or other remedies as a result of any failure or delay in their respective obligations to Tenant under this Lease.


                                   ARTICLE 1
                                 TERM OF LEASE

     SECTION 1.1 INITIAL TERM. Except as otherwise provided in this Lease, the term of this Lease ("Initial Term") shall be for ten (10) years (subject to renewal thereof as described in Section 1.3 hereof), commencing on the Initial Term Commencement Date (as such term is defined in Section 1.2 hereof), and ending on the date which is ten (10) years, less one (1) day, after the Initial Term Commencement Date ("Initial Term Termination Date"). As of the date of this Lease, Landlord and Tenant anticipate that the Initial Term Commencement Date will be September 1, 1998, and that the Initial Term Termination Date will therefore be August 31, 2008; provided, however, that nothing in this Lease shall prevent the Initial Term Commencement Date from occurring prior to September 1, 1998 (and the Initial Term Termination Date thereby occurring earlier than August 31, 2008), but the Delivery Date (as described in Section 1.2) shall not be earlier than July 1, 1998. The Initial Term Commencement Date and the Initial Term Termination Date are subject to adjustment as set forth in this Article 1 and in Section 2.5 hereof, but in no instance shall the Initial Term be less than ten (10) years, unless sooner terminated as provided herein. The

Initial Term shall commence ("Initial Term Commencement Date") on the Delivery Date.

     SECTION 1.2 DELIVERY DATE; INITIAL TERM COMMENCEMENT DATE. The "Delivery Date" shall be the date on which all of the foregoing have occurred: (i) the Landlord's Improvements have been Substantially Completed (as defined in Section 2.5(d)); (ii) a Certificate of Use for the Demised Premises has been obtained from the Commonwealth of Pennsylvania Labor and Industry; (iii) a Certificate of Occupancy for the Demised Premises has been obtained from the Township; (iv) the Landlord and Tenant have (and to the extent they do not agree, the Architect, as such term is defined in Section 2.1 hereof, has) established the Punch List Items (as defined and provided in Section 2.8); and (v) Landlord has provided Tenant with a Subordination, Non-Disturbance and Attornment Agreement, in the form attached hereto as Exhibit 1.2, executed by each mortgagee or other lienholder included in the Permitted Encumbrances. However, anything in this Lease (including, without limitation, anything in this Section 1.2 or in Section
2.5 hereof) to the contrary notwithstanding, in the event that (a) Initial Improvements have not been Substantially Completed, and (b) the Architect has certified that, as of a date certain set forth in such certification, the Initial Improvements would have been Substantially Completed, but for a Tenant Extension (as such term is defined in Section 2.5(b)(i) hereof), then the Initial Term Commencement Date shall nonetheless be deemed to have occurred on the date certain set forth in the Architect's aforesaid certification. Regardless of any other provision herein, the Delivery Date shall not be earlier than July 1, 1998.

     SECTION 1.3 OPTIONS TO RENEW. Subject to the terms, provisions and conditions of this Lease, Tenant shall have four options to renew the term of this Lease beyond the end of the Initial Term, the first three such renewal options being for one five (5)-year period and the fourth renewal option being for one four (4) year, eleven (11) month period, each, running consecutively from the end of the prior period. In the event that Tenant exercises any or all of such options to renew, and except as provided in Section 2A.1(g) hereof, the time period from the day after the last day of the Initial Term through the date which is five (5) years, less one (1) day, thereafter, is hereinafter referred to as the "First Renewal Term," the time period from the day after the First Renewal Term through the date which is five (5) years, less one (1) day, thereafter, is hereinafter referred to as the "Second Renewal Term," the time period from the Second Renewal Term through the date which is five (5) years, less one (1) day, thereafter, is hereinafter referred to as the "Third Renewal Term," and the period from the day after the Third Renewal Term through the date which is four (4) years and eleven (11) months thereafter, is hereinafter referred to as the "Fourth Renewal Term." The First Renewal Term, the Second Renewal Term, the Third Renewal Term and the Fourth Renewal Term are sometimes hereinafter individually referred to as a "Renewal Term," and are sometimes hereinafter collectively referred to as "Renewal Terms." The Initial Term and any and all Renewal Terms are sometimes hereinafter collectively referred to as the "Term."

     Except for modifications of Base Rent (as such term is defined in Section 3.1(a) hereof) pursuant to Section 3.1 hereof, and except as otherwise specifically provided herein, the terms, provisions and conditions of this Lease shall apply during each Renewal Term exercised by Tenant as hereafter provided as and to the same extent as they apply during the Initial Term.

     SECTION 1.4 EXERCISE OF OPTIONS TO RENEW. Subject to Section 3.1(c) hereof, if Tenant wishes to exercise its options for any of the Renewal Terms, it shall give written notice thereof ("Renewal Notice") to Landlord not later than twelve
(12) months prior to the expiration of the Initial Term or the Renewal Term then in effect, as applicable, provided, however, that if Tenant shall fail to give any such notice within the aforesaid time limit, Tenant's right to exercise its renewal option shall nevertheless continue until ("Renewal Cut-Off") the first to occur of (i) thirty (30) days after Landlord shall have given Tenant notice of Landlord's election to terminate such option, and (ii) one hundred and twenty (120) days prior to the expiration of that portion of the Term then in effect, and Tenant may exercise such option at any time until the Renewal Cut-Off. It shall be a condition to the exercise and effectiveness of each option for a Renewal Term that Tenant shall not be in Default (as such term is defined in Section 10.1 hereof) of any of the terms, provisions or conditions of this Lease, either at the time of delivery of the Renewal Notice in question, or at the commencement of the Renewal Term in question; provided, however, that Landlord shall have the right, in its sole discretion, to waive any such Default for purposes of Tenant's exercise of the subject Renewal Term. Notwithstanding the foregoing, Tenant shall not be permitted to exercise its right to the Second Renewal Term and to each succeeding Renewal Term unless Tenant has exercised its right to the First Renewal Term and the Renewal Term preceding the one Tenant is then electing to exercise.

     Anything in this Lease to the contrary notwithstanding, in the event Tenant exercises its Expansion Option (as such term is defined in Section 2A.1(a) hereof), then Tenant shall automatically and conclusively be deemed to have exercised an option to renew as provided in Section 2A.1(g), provided that Tenant shall have the right to withdraw its exercise of the Renewal Term, as provided in Section 2A.1(g) in the event that the Landlord defaults in its obligations under Section 2A.1 to construct the Expansion Improvements.

     SECTION 1.5 LAND ACQUISITION CONTINGENCY. Landlord and Tenant acknowledge and agree that Landlord has entered into that certain purchase and sale agreement ("Real Estate Agreement"), pursuant to which Landlord has contracted to acquire fee title to the Land from the current owner thereof, but the closing of the purchase and sale thereunder as of the date hereof has not yet occurred. Landlord shall diligently (i) proceed to close on the Real Estate Agreement, and
(ii) submit applications for subdivision approval, land development plan approval, sewer and water permits, highway occupancy permits, a building permit and all other governmental permits and approvals (the "Permits and Approvals") required for the construction of the Demised Premises, and shall thereafter diligently pursue receipt of such Permits and Approvals in final, nonappealable form. In the event, (a) on or before December 31, 1997 ("Real Estate Date"), Landlord fails to acquire fee title to the Land in accordance with the provisions of the Real Estate Agreement as a result of a default of the seller thereunder, or (b) on or before December 31, 1997 ("Permit Date") Landlord fails to receive, after extending diligent efforts in respect thereto, the Permits and Approvals (in final, nonappealable form) necessary to commence construction of the Demised Premises, then, in either instance, Landlord shall advise Tenant of the same, in writing, delivered by overnight delivery service within three (3) business days thereafter. If Landlord has acquired title to the Real Estate pursuant to the terms of the Real Estate Agreement prior to Real Estate Date, but has not then acquired the all of the necessary Permits and Approvals prior to the Permit Date, the Permit Date shall be deemed extended to January 31, 1998, and such extension shall be deemed a Permitted Delay. If fee title to the Real Estate has not been acquired as aforesaid prior to the Real Estate Date or the Permits and Approvals have not been received as aforesaid prior to the Permit Date (extended, if at all, as aforesaid), then either Landlord or Tenant shall have the right to terminate this Lease within thirty (30) days following the receipt of Landlord's notice as aforesaid. Notwithstanding the foregoing, if either the Real Estate Date or the Permit Date (extended, if at all, as aforesaid) have lapsed without Landlord, respectively, acquiring fee title to the Real Estate or receiving the Permits and Approvals, each as aforesaid, solely because of the failure of the Landlord to diligently pursue fulfillment thereof, then the Landlord shall pay to the Tenant the amount of Five Hundred Thousand Dollars ($500,000.00), as liquidated damages incurred by Tenant resulting from such failure of the Landlord, if either Landlord or Tenant Terminate this Lease as above provided. The parties hereto have fully negotiated the provisions of this
Section 1.5 with respect to liquidated damages, as well as the balance of the terms, provisions and conditions of this Lease, free from any duress or other undue influence. Having determined that the actual amount of any losses which Tenant would incur as a result of the unwillingness of the Landlord to extend diligent efforts to close on the Real Estate Agreement and obtain the Permits and Approvals prior to, respectively, the Real Estate Date and Permit Date (extended, if at all, as aforesaid) would be difficult, if not impossible to ascertain, the parties have, independently and in good faith, determined that the foregoing liquidated damages are a fair and reasonable estimation of and basis for any losses. The foregoing liquidated damages shall be in lieu of (and not in addition to) any other rights or remedies which Tenant would otherwise have at law or in equity.


                                   ARTICLE 2
                    CONSTRUCTION OF LANDLORD'S IMPROVEMENTS

     SECTION 2.1 PRELIMINARY PLANS - CERTAIN REIMBURSEMENTS. As set forth in paragraph B of the Recitals, the Initial Improvements shall consist of a four
(4)-story office facility to be comprised of approximately 81,859 square feet. Attached hereto and made a part hereof as Exhibit 2.1 is a list describing or identifying certain plans and specifications comprised of (i) final civil engineering plans (that, as a component of the Final Plans, as hereafter defined, have been approved by Landlord, Tenant and Contractor, which component is hereafter referred to as "Land Development Plans"), (ii) preliminary base building plans for the Initial Improvements, including structural engineering plans, building elevations, interior and exterior architectural plans, and specifications, and (iii) outline performance specifications with respect to the Initial Improvements, including specifications for the civil, architectural, structural, electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, and landscaping in and around the Initial Improvements (collectively, in respect to clauses (ii) and (iii), "Preliminary Plans and Specifications"). The Preliminary Plans and Specifications are in detail satisfactory (given the fact that they are only preliminary) to Landlord, Contractor and Tenant, and depict the Initial Improvements which Landlord will cause Contractor to construct, and which Contractor will construct, on the Land for the benefit of Tenant, subject to finalization and preparation of the Final Plans and all in accordance with this
Article 2.

     Landlord shall cause all of the remaining components of the Final Plans to be prepared by VOA Associates, Inc. of Washington, DC (the "Architect"), R. J. Fisher & Associates, Inc. and/or Environmental Systems Design, Inc., as applicable (collectively, "Design Team"). Each of the Components of the Final Plans shall be delivered to Tenant for approval, in accordance with Section 2.2 hereof.

     Within ten (10) days of the date of this Lease, Landlord shall reimburse Tenant for (i) Twenty-Three Thousand One Hundred Forty-Two and 23/100 Dollars ($23,142.23) previously paid by Tenant to the Architect, and (ii) Fifteen Thousand and No/100 Dollars ($15,000.00) previously paid by Tenant to Tenant's Broker (as defined in Section 19.19). Within thirty (30) days after the

Initial Term Commencement Date, Landlord shall pay to Tenant the amount of $84,000.00 as a reimbursement of Tenant's moving and related expenses.

     SECTION 2.2  APPROVAL OF FINAL PLANS AND SPECIFICATIONS.

     (a)  Land Development and Preliminary Plans Approval.  As of the date
          -----------------------------------------------
hereof, Tenant has reviewed and approved the Land Development Plans and all of the Preliminary Plans and Specifications.


     (b)  Delivery of Final Plans and Expansion Improvements (if any); Approval
          ---------------------------------------------------------------------
of Components.  Landlord shall deliver to Tenant each of the remaining
-------------
components of the Final Plans as soon as practicable after they have been prepared, but in any event in that sequence set forth on the Schedule of Final Plan Components attached hereto and made a part hereof as Exhibit 2.2(b). All of the remaining components of the Final Plans consisting of plans and specifications for architectural, structural engineering, landscaping, plumbing, fire protection, heating, ventilating and air conditioning, and electrical shall initially be delivered to Tenant for its approval or disapproval on or before November 28, 1997. Those components of the Finals Plans described in the preceding sentence are hereafter referred to as "Building Components."

     Landlord shall cause the Design Team, as applicable, to deliver to Tenant, the balance of the Final Plans as soon as practicable after they have been prepared, but in any event not later than sixty (60) days following the approval by Tenant of all of the components comprising the Building Components.

     Landlord shall cause the Design Team to prepare all of the components of the Final Plans in compliance with the provisions of Section 2.1 hereof and also in accordance with (i) any and all laws, codes, ordinances, requirements, standards, plats, plans, criteria, orders, directives, rules and regulations of any and all applicable governmental authorities affecting the improvement, alteration, use, maintenance, operation, occupancy, security, health, safety and environmental condition of the Demised Premises, or any portion thereof, including, without limitation, the Americans With Disabilities Act of 1990, as amended from time to time, and any and all rules and regulations promulgated pursuant thereto ("ADA"), except as provided in Section 2.3 hereof, (ii) any and all covenants, restrictions, conditions, easements and other agreements of record with respect to the Demised Premises, or any portion thereof, including, without limitation, Park covenants, and any and all rules, regulations, standards or criteria set forth or referenced therein or promulgated by the Park association or any other governing body or entity exercising jurisdiction over the Park, and (iii) all permits, licenses, certificates, authorizations and approvals required in connection with any of the foregoing. All of the Final Plans shall be consistent with the Preliminary Plans and Specifications, and shall be reasonably satisfactory to Landlord. Notwithstanding the foregoing, in the event there is a change in any law, code, ordinance, requirement, standard, plat, plan, criteria, order, directive, rule or regulation of any or all applicable governmental authority having jurisdiction over the Initial Improvements that is passed, enacted or otherwise enforced for the first time subsequent to the date of this Lease that requires a modification to either the Final Plans or a substantial deviation from the Preliminary Plans and Specifications (if the Final Plans are not yet approved), the reasonable cost thereof shall be deemed a Change Order Cost (as hereafter defined), the time to effectuate such change shall be a Permitted Delay and Landlord and Tenant shall execute Change Order in respect thereto.

     Within five (5) business days after Landlord's initial delivery to Tenant of each component of the Final Plans, Tenant shall either approve or disapprove each such component, provided that Landlord has provided such component, in the sequence provided in the Schedule of Final Plan Components attached hereto as
Exhibit 2.2(b). If at any time Tenant disapproves a component, it shall notify Landlord thereof in writing, detailing with reasonable specificity that portion or element of the component disapproved and the reasons for such disapproval. Tenant shall not withhold its approval of any submitted component, unless such submitted component fails to comply substantially with the Preliminary Plans and Specifications. Further, Tenant shall not act in an arbitrary or capricious fashion with respect to any disapproval of such components.

     Upon Tenant's disapproval, if any, of a component, Landlord shall undertake to have such disapproved component modified and shall resubmit the same to Tenant. In each instance of disapproved components, Landlord shall have five (5) business days to revise and resubmit each such component to Tenant. In each instance of resubmitted components, Tenant shall have three (3) business days within which to approve or disapprove (as aforesaid) each such resubmittal. Such respective five (5)- and three (3)- business day sequences of resubmission and approval or disapproval shall continue until all of the components comprising the Final Plans (or of the Final Expansion Plans, as such term is defined below in this Section 2.2(b), if applicable) have been approved by both Landlord and Tenant. In the event that Tenant fails to approve or disapprove any component of the Final Plans (or of the Final Expansion Plans, if applicable) within the applicable time period set forth herein, then such failure shall constitute a Tenant Extension hereunder.

     When each component of the Final Plans has been approved in accordance with this Section 2.2(b) Landlord and Tenant shall affix their respective signatures or initials to a schedule or summary setting forth a description of such component. Such approved components shall constitute all or a portion of the "Final Plans" and shall be deemed to become a part of this Lease, as identified on Exhibit 2.2(b)-1.

     With respect to the Expansion Improvements (if any), Landlord shall cause the Expansion Architect (as defined in Section 2A.2 hereof) to prepare components of the base building and interior plans therefor ("Final Expansion Plans"), and shall submit them to Tenant for its approval or disapproval, in accordance with Section 2A.2 hereof and this (b). The Final Expansion Plans shall be consistent with the Expansion Notice (as such term is defined in Section 2A.1(b) hereof), and shall be reasonably satisfactory to Landlord.

     Any revision to a submitted component of the Final Plans, which revision is required to obtain Tenant's approval of the submitted component, and which, in the Architect's reasonable opinion, would be a substantial deviation from the Preliminary Plans and Specifications with respect to the Initial Improvements (or the Expansion Notice with respect to the Expansion Improvements, if applicable), shall be deemed to be a request by Tenant for a Change Order (as such term is defined in Section 2.4 hereof). Landlord shall notify Tenant, in writing, of any such determination by the Architect, and in such written notification shall inform Tenant of Landlord's estimate of the change in schedule, if any, in the completion of construction of the Initial Improvements (or the Expansion Improvements, if applicable), and of any extra cost (or savings) to Tenant resulting from the requested revision. Then, within ten (10) business days after such notification, and if Tenant has not theretofore withdrawn, in writing, its requested revision, a Change Order (as provided in Section

2.4 hereof) shall automatically and conclusively be deemed to have been approved. Provided, however, Landlord shall not be required to curtail any of the construction of the Initial Improvements (or, as applicable, Expansion Improvements) during the pendancy of Tenant's right to withdraw its requested revisions, if such curtailment would have an adverse impact on the critical path schedule for the Substantial Completion of the Initial Improvements.

     SECTION 2.3 SCOPE OF WORK. Commencing promptly after the execution and delivery of this Lease by all of the parties hereto, and continuing thereafter following Landlord's and Tenant's approval of the remaining components of the Final Plans, Landlord shall cause Contractor to furnish, and Contractor shall furnish, at Landlord's sole cost and expense, all of the material, labor and equipment as may be necessary for the commencement and completion of construction of the Initial Improvements, as specified in the Land Development Plans and, when approved as aforesaid, the remaining components of the Final Plans. The Initial Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Plans. In addition, Landlord shall cause Contractor to complete, and Contractor shall complete all such construction in substantial compliance with all applicable laws in effect as of the date of this Lease. In the event that any materials specified in the Final Plans are not reasonably available to Contractor, Landlord and Contractor reserve the right to substitute materials of higher or equal quality.

     Because compliance with ADA requirements is predicated, in part, on specific user requirements, Landlord, Contractor and Tenant acknowledge and agree that all three of them bear certain responsibility, as described in this
Section 2.3, for assuring that the Final Plans are in compliance with the ADA. As an integral part of Tenant's review of the Land Development Plans and the Preliminary Plans and Specifications, and also during the review, submittal and revision procedure set forth herein with respect to the remaining components of the Final Plans, Tenant has informed Landlord and Contractor, and shall inform Landlord and Contractor of Tenant's intended use of the Demised Premises. Among other things, the preparation of the Land Development Plans, Preliminary Plans and Specifications and the remaining components of the Final Plans by Design Team is and will be based on the ADA requirements for the specific use of the Demised Premises which Tenant shall make and of which Tenant advises Landlord and Contractor, in writing. As a result of the foregoing, to the extent Tenant changes the specific use of the Demised Premises from that which, in writing, it advises Landlord and Contractor, Tenant shall be responsible for the Demised Premises (to the extent, but only to the extent, required as a result of or in connection with Tenant's changed use of the Demised Premises) being in compliance with the ADA.

     SECTION 2.4 CHANGES IN WORK. Although the same may constitute Tenant Extensions hereunder, subject to this Section 2.4, Tenant, without invalidating this Lease, may order changes in the work (or may be deemed to have ordered changes in the work) consisting of additions to or deletions from, or other revisions in, the Final Plans or a material deviation from the Preliminary Plans and Specifications, if the Final Plans are not yet fully approved (or the Final Expansion Plans, as such term is defined in Section 2A.2 hereof) with an appropriate adjustment, if any, to the Delivery Date (or the Expansion Delivery Date, as such term is defined in Section 2A.3 hereof), if applicable, or the time for the preparation of components of the Final Plans (or the Final Expansion Plans, if applicable), and with appropriate provisions for increases or decreases in the Base Rent or the establishment of a payment obligation by Tenant as herein provided. Such changes in the work consisting of the foregoing addition or deletions or other revisions shall hereafter be referred to a

"Scope Change" or "Scope Changes." Any changes in work shall be authorized by a written change order ("Change Order") which shall be executed as hereinafter provided. Notwithstanding the foregoing, for the Initial Improvements only, those Scope Changes requested by Tenant as aforesaid that have a Change Order Cost (as hereafter defined) (i) not in excess of Five Thousand Dollars ($5,000.00) for any single Change Order, or (ii) not in excess of Ten Thousand Dollars ($10,000.00) in the aggregate for all Change Orders shall be performed by Landlord and Contractor at no additional charge or expense to Tenant.

     A Change Order is a written order signed by Tenant (by an authorized individual as provided in Section 19.5) and accepted in writing by Landlord or Contractor (if applicable), stating in detail, among other things (as appropriate) the change in the work, any adjustment in the Delivery Date (or the Expansion Delivery Date, if applicable), or the time for the preparation of components of the Final Plans (or the Final Expansion Plans, if applicable), and, if appropriate, the additional payment obligation of the Tenant or the increase or decrease in the Base Rent as a result thereof.

     If a Change Order in respect to the Initial Improvements results in a credit to Tenant, meaning that the Change Order Cost (as such term is defined below in this Section 2.4) is less than the original charge for the work being changed, the annual Base Rent for the Initial Term shall be decreased by an amount calculated as follows: Change Order Cost multiplied by ten and 50/100ths percent (10.50%). If a Change Order in respect to the Expansion Improvements results in a Change Order Cost of less than the original charge for the work being changed, Landlord shall pay to Tenant, within thirty (30) days following the Expansion Commencement Date, the amount by which the Change Order Cost is less than the original charge for the work being changed.

     If a Change Order in respect to the Initial Improvements results in an additional charge to Tenant greater than the original charge for the work being changed, then for the first Seventy-Five Thousand and No/100 Dollars ($75,000.00) (except as provided in the first grammatical paragraph of this Section 2.4) of the Change Order Costs (except as hereafter provided in respect to compliance with ADA), in the aggregate, of all such additional Change Orders, the annual Base Rent for the Initial Term shall be increased by an amount calculated as follows: the applicable Change Order Cost multiplied by one hundred seven percent (107%) which product shall be further multiplied by ten and 50/100ths percent (10.50%). Such increase in the annual Base Rent is hereafter referred to as "Change Order Base Rent." Notwithstanding the foregoing, commencing in the second year of the Initial Term and for each year thereafter in the Initial Term, the Change Order Base Rent shall be increased by an amount equal to two percent (2%) of the preceding year's Change Order Base Rent. Prior to the Delivery Date, Landlord and Tenant shall each execute a written statement setting forth the amount, if any of Change Order Base Rent.

     For Change Order Costs pertaining to compliance with ADA prior to the Initial Term Commencement Date, the fee of seven percent (7%) of the Change Order Costs in respect such compliance shall not be applicable or charged to Tenant.

     For all Change Order Costs (i) in respect to the Initial Improvements that are additional charges to Tenant as aforesaid that are, in the aggregate, in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00) (except as provided in the first grammatical paragraph of this Section 2.4), and (ii) in respect to the Expansion Improvements that are additional charges to Tenant as aforesaid, Tenant, in the instance of clause (i) and (ii) above, shall pay to Contractor such excess

Change Order Cost, plus a fee equal to seven percent (7%) of such excess Change
                   ----
Order Costs (except for Change Order Costs pertaining to compliance with ADA in respect to the Initial Improvements as provided above), within thirty (30) days following the date Contractor invoices Tenant for the same, provided the work in respect to such invoiced Change Order Costs has been satisfactorily completed in respect to the amount invoiced. In the event of a dispute as to whether the invoiced portion of the subject excess Change Order Costs have been satisfactorily completed, the determination of the Architect, in the instance of the Initial Improvements, and the Expansion Architect, in the instance of the Expansion Improvements, in respect to such dispute shall be binding on Landlord, Tenant and Contractor, as applicable.

     A "Change Order Cost" shall be equal to the total increase or decrease in costs resulting from the subject change (including, without limitation, any and all design, permitting and other so-called "soft costs"). The actual costs of the subject change shall be the aggregate of all payment obligations under those contracts or modifications to contracts entered into by Landlord or Contractor (if applicable), or their respective subcontractors, plus applicable general conditions, which are necessary to effectuate the specific Change Order.

     Anything in this Lease to the contrary notwithstanding, no Change Orders which increase the scope of any work hereunder with respect to any of Landlord's Improvements (i.e., either the Initial Improvements or the Expansion Improvements) shall be effective, unless Landlord gives its prior written consent thereto. Such consent may be given or withheld in Landlord's sole and absolute discretion.

     SECTION 2.5  COMPLETION OF IMPROVEMENTS.

     (a)  Completion Dates.  It is anticipated that, subject to Permitted Delays
          ----------------
(as such term is defined in Section 2.5(b) hereof), the Initial Improvements shall be Substantially Completed not later than September 1, 1998.

     (b)  Permitted Delays.  The date for the Substantial Completion of any of
          ----------------
Landlord's Improvements, the Initial Term Commencement Date, the Expansion Commencement Date, and any and all other intermediate target dates set forth in this Lease, shall be extended if Landlord or Contractor, or any of their respective employees, agents, contractors (including the Design Team), subcontractors, sub-subcontractors or representatives, is delayed as a result of any one or more of the following:

     (i) any act, omission or neglect of Tenant, or of any employee, agent, contractor, subcontractor, sub-subcontractor, agent or representative of Tenant, including, without limitation, the failure to approve or disapprove components of the Final Plans (or the Final Expansion Plans, if applicable) in accordance with this Lease; the requesting or negotiating of Change Orders; or the failure to timely complete the Tenant Work ("Tenant Extension");

     (ii) subject to Section 1.5 hereof, any failure or delay in Landlord's acquisition of fee title to the Land, which failure is not a direct result of any breach by Landlord of the Real Estate Agreement;

     (iii) any failure of or delay in the availability of any one or more public utilities on the Land for the use of Landlord, Contractor or their respective employees, agents, contractors, subcontractors, sub-subcontractors or representatives subsequent to the commencement of construction of the Demised Premises, other than due to the negligence of the Landlord, Contractor or their respective employees, agents, contractors, subcontractors or representatives;

     (iv) any national strikes, labor disputes; or any delays or shortages encountered in transportation, fuel, material or supplies that in the instance of such delays or shortages are commercially unreasonable;

     (v) any governmental embargo restrictions, or actions or inactions of local, state or federal governments (including, without limitation, any extraordinary delays in issuing building permits, certificates of occupancy or other similar permits or certificates); or

     (vi) any casualties, acts of God or the public enemy, or other acts or occurrences beyond the reasonable control of Landlord or Contractor, or their respective employees, agents, contractors, subcontractors, sub-subcontractors or representatives, provided, any delays due to inclement weather are not within the foregoing matters, unless such weather conditions are in the form of extraordinary events such as hurricanes, tornadoes or record breaking snowfalls in respect to frequency or accumulation.

The Landlord and Contractor shall use their diligent efforts to prevent or minimize any delays resulting from any one or more of the matters described in clauses (i) through (vi), above. Any delays resulting from any one or more of the matters described in clauses (i) through (vi) above, except as may be due to the negligence of the Landlord or the Contractor, or their respective employees, agents, contractors, subcontractors, or representatives, are hereinafter individually referred to as a "Permitted Delay," and are hereinafter collectively referred to as "Permitted Delays."

     (c)   Effect of Permitted Delays.  Promptly following Landlord's becoming
           --------------------------
aware that an occurrence will result in a Permitted Delay hereunder, Landlord shall notify Tenant, in writing, of such occurrence and of Landlord's estimate of the effect, if any, such occurrence will have on the time within which the subject Landlord's Improvements shall be Substantially Complete, or on such other target dates set forth herein (and, as noted below, in the case of a Tenant Extension, the additional cost as a result thereof, if any, which will be borne by Tenant), and shall provide Tenant with reasonable evidence as to the Permitted Delay. If Landlord, Contractor and Tenant are able to agree on the effect of any delays which result from a Permitted Delay or the cost to Tenant, if any, in the instance of a Tenant Extension, such agreement shall be the subject of a Change Order. If Landlord, Contractor and Tenant are unable to agree on the effect of any delays which result from a Permitted Delay or the cost to Tenant, if any, in the instance of a Tenant Extension (but excluding, in the instance of cost, a Scope Change), the matter in respect to duration of the delay or such cost shall be subject to resolution by binding arbitration of the Arbitrator as provided in Section 2.11 hereof, which resolution shall likewise be the subject of a Change Order. Landlord and Tenant are hereby required to execute a Change Order as shall agree as aforesaid, or, absent such agreement, as determined by the Arbitrator pursuant to Section 2.11 hereof. In the case of continuing Permitted Delays, only one such notice from Landlord shall be necessary.

     (d)  Substantial Completion.  The Initial Improvements (and the Expansion
          ----------------------
Improvements, if applicable) shall, for purposes of this Lease, be deemed to be "Substantially Complete" (or "Substantially Completed" or "Substantial Completion") on the date on which (i) the Architect (or the Expansion Architect, as applicable) certifies to the Tenant that the Initial Improvements (or Expansion Improvements, if applicable) in question have been completed in substantial conformity with the Final Plans (or the Final Expansion Plans, if applicable), subject to landscaping and other Punch List Items (as such term is defined in Section 2.8 hereof); and (ii) the Township (or other governmental authority having jurisdiction) has issued with respect thereto a certificate of occupancy (or other consent to or approval of Tenant's use and occupancy thereof). In the event of any disagreement between Landlord and Tenant as to whether Substantial Completion has been achieved under clause (i) above, the decision of the Architect (or Expansion Architect, if applicable) shall be final and binding on the parties.

     SECTION 2.6 TENANT'S REMEDIES FOR LANDLORD DELAY IN COMPLETION OF INITIAL IMPROVEMENTS. Subject to the conditions herein set forth, the anticipated Delivery Date is September 1, 1998, meaning that, as provided in Section 1.2(a), the Initial Improvements are to be Substantially Completed by such date. In the event that, due to causes other than Permitted Delays, the Initial Improvements are not Substantially Completed on September 1, 1998, then Contractor, but not Landlord, shall be liable to Tenant for liquidated damages in the amount of Two Thousand Five Hundred and 00/100ths Dollars ($2,500.00) for each day between (i) September 1, 1998, and (ii) the first to occur of (y) the Delivery Date, and (z) June 1, 1999. The effect of a Permitted Delay (determined pursuant to Section
2.4 hereof) shall cause the Delivery Date and the aforesaid June 1, 1999 date to be extended by the duration so determined. The parties hereto have fully negotiated the provisions of this Section 2.6 with respect to liquidated damages, as well as the balance of the terms, provisions and conditions of this Lease, free from any duress or other undue influence. Having determined that the actual amount of any losses which Tenant would incur as a result of any delay in the Initial Term Commencement Date, would be difficult, if not impossible, to ascertain, the parties have, independently and in good faith, determined that the foregoing liquidated damages are a fair and reasonable estimation of and basis for any such losses, and that the liability thereof shall be borne solely by Contractor, and not by Landlord. Accordingly, in the event of any such delay, subject to the conditions set forth above, and anything in this Lease to the contrary notwithstanding, the foregoing liquidated damages shall be the sole obligation of Contractor (and Landlord shall have no liability) in the event of any such delay, and shall be in lieu of any other rights or remedies which Tenant would otherwise have at law or in equity. Anything in this Lease to the contrary notwithstanding, Landlord shall have no liability or obligation in the event of any such delay. Notwithstanding the foregoing, if the Initial Improvements are not Substantially Completed prior to August 31, 1999 (which date shall be subject to extensions resulting only from a Tenant Extension, only, and not for other Permitted Delays), Tenant, pursuant to written notice thereafter to Landlord and Contractor, may terminate this Lease, in which event this Lease shall thereafter become null and void and of no further force and effect, except for the obligation of Contractor to pay the liquidated damages provided in this Section 2.6 shall survive such termination.

     SECTION 2.7 WARRANTY. Subject to Section 2.3 hereof with respect to compliance with the ADA and Tenant's obligations in regard thereto, Landlord and Contractor warrant to Tenant, for a period of one (1) year from the Delivery Date ("Initial Improvements Warranty Period"), that the Initial Improvements shall be constructed in accordance with the provisions of section 2.3, and in substantial compliance with the Final Plans, and shall be free from defects in workmanship or materials. After the conclusion of the Initial Improvements Warranty Period, Landlord or Contractor, as the case may be, shall assign and transfer to Tenant all assignable (without cost to Landlord or Contractor) warranties then in effect which were given to Landlord or Contractor in the first instance. Landlord and Contractor shall use their respective reasonable commercial efforts to furnish to Tenant three (3) copies of any and all service contracts, warranties, equipment specifications, manufacturers' information and operating instructions in connection with the Initial Improvements, as the same may be reasonably available to Landlord or Contractor from their respective suppliers. If, during the Initial Improvements Warranty Period, Tenant notifies Landlord and Contractor, in writing, of defective workmanship or materials in the construction of the Initial Improvements, Landlord and Contractor shall promptly cause such defect to be corrected by the repair or replacement thereof, as reasonably necessary.

     The warranty which is provided hereunder is limited in certain respects, and is conditioned on the following:

     (a) Tenant shall use the Initial Improvements only in accordance with the design capacities and criteria established therefor. Tenant acknowledges that any misuse thereof may void the warranty hereunder, and may void any manufacturers' or other warranties which may be assigned to Tenant hereunder.

     (b) In addition to the foregoing, the warranty hereunder shall not extend to the electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems or other mechanical systems servicing the Initial Improvements, unless such systems are maintained and operated in compliance with the manufacturers' specifications therefor by those professionals specified by such manufacturers' specifications.

     (c) Any and all work required to be performed under this Section 2.7 ("Initial Improvements Warranty Work") shall not in any way include, or require Landlord or Contractor to perform, any routine or appropriate regular maintenance of Landlord's Improvements required to be performed by Tenant during the Initial Improvements Warranty Period as part of Tenant's Repairs and Maintenance (as such term is defined in Section 6.2 hereof).

     (d) The warranty hereunder specifically excludes (and Tenant waives any claims, and shall cause its insurer to waive any and all subrogation claims, with respect to) any and all indirect or consequential damages, including, without limitation, damages to Tenant's products, equipment or other personal property which may be located within the Demised Premises. Tenant hereby acknowledges and agrees that it has acquired, or will acquire, and will maintain, appropriate amounts of insurance in order to manage such risks.

     SECTION 2.8 PUNCH LIST. As a condition of and prior to the Architect issuing a certificate to Tenant of the Substantial Completion of the Initial Improvements (or of the Expansion Improvements by the Expansion Architect, if applicable), Landlord, ten (10) days prior to the date Landlord reasonably believes the Initial Improvements (or Expansion Improvements, if applicable) will be Substantially Complete, shall so advise Tenant, in writing. Promptly following such notice, Landlord, Contractor, Tenant and Architect (or the Expansion Architect in the instance of the Expansion Improvements, if applicable) shall make a joint physical inspection of the Initial Improvements (or of the Expansion Improvements, if applicable) to list the items of punch list work to be completed ("Punch List Items") and the duration of time that shall be afforded to complete the same, subject to Permitted Delays. Punchlist List Items shall include minor corrective or minor incomplete items in respect to the Initial Improvements (or Expansion Improvements, if applicable). In the event Landlord, Contractor and Tenant are unable to agree on the Punch List Items or the time within which they shall be completed, the Architect's (or that of the Expansion Architect, if applicable) determination shall be binding on the Landlord, Contractor and Tenant, which determination in respect to which items are included shall based solely on the determination of whether the item in question was constructed in substantial conformity with the Final Plans (or the Final Expansion Plans, if applicable). When the list of Punchlist List Items are determined as aforesaid, Contractor, in the instance of the Initial Improvements, and the Landlord, in the instance of the Expansion Improvements, shall deliver, in writing, its unconditional promise to complete, subject to Permitted Delays, the applicable Punch List Items within thirty (30) days thereafter, or such longer period of time determined as aforesaid. In the event that the Contractor fails to complete the Punch List Items within the times determined as aforesaid, then the Tenant, following fifteen (15) days prior written notice to the Landlord, shall have the right to complete the Punch List Items and deduct from the Base Rent a sum equal to Tenant's direct, out of pocket costs incurred in completing such incomplete Punch List Items, plus an administrative fee equal to ten percent (10%) of such costs.

     SECTION 2.9 INDEMNITY.

     (a)  Indemnity for Liens.  Landlord and Contractor (however, in the case of
          -------------------
Contractor, with respect to the Initial Improvements only) shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all direct (but not indirect or consequential) liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with any claim, lien, charge, encumbrance or action brought, maintained or filed by any party for any labor performed or materials furnished for or in connection with the Initial Improvements (or the Expansion Improvements, if applicable), who claim through or under Landlord or Contractor.

     (b)  Indemnity for Personal Injury and Property Damage.  Further, Landlord
          -------------------------------------------------
and Contractor (however, in the case of Contractor, with respect to the Initial Improvements only) shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, from and against all direct (but not indirect or consequential) liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them, except to the extent caused in whole or in part by the negligence or willful misconduct of Tenant, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents, employees or invitees, arising out of or resulting from the performance of any work in connection with the construction of the Initial Improvements (or the Expansion Improvements, if applicable); provided, however, that any such loss, cost or damage must be (i) attributable to bodily injury, sickness, disease or death, or due to injury to or destruction of tangible property (other than Landlord's Improvements), and
(ii) caused in whole or in part by the negligent or intentional act of Contractor (with respect to the Initial Improvements only) or Landlord, or any of their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees (as such term is defined in Section 14.2 hereof), agents or employees, or anyone for whose acts any of them may be liable. Notwithstanding the foregoing, except to the extent caused in whole or in part by the negligence or willful misconduct of Tenant or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents, employees or invitees, if Tenant suffers a liability, loss, cost or damage to an unrelated third party that is caused in whole or in part by the negligence or intentional act of those parties set forth in clause
(ii) above, the scope of Landlord's or Contractor's liability hereunder shall not be limited as provided in clause (i) above.

     (c)  Required Notification by Tenant.  Tenant shall promptly notify
          -------------------------------
Contractor (with respect to the Initial Improvements only) and Landlord of any claim under an indemnity contained in this Section 2.9 of which Tenant has knowledge, in such time so as to avoid prejudice to Contractor or Landlord.

     SECTION 2.10  EARLY ACCESS.


     (a)  Early Access.  Prior to the Substantial Completion of the Initial
          ------------
Improvements (or the Expansion Improvements, if applicable), and provided that the Township or other governmental authority having jurisdiction does not prohibit the same, Landlord shall provide Tenant with early access to the Initial Improvements (or the Expansion Improvements, if applicable), including, without limitation, access to and the use of loading docks, elevators, construction hoists, electrical service and the like, for the purposes of allowing separate contractors engaged by Tenant to install or construct therein (to the extent then completed) such items for which Landlord and Contractor are not responsible hereunder (together, "Tenant Work"); provided, however, that no Tenant Work may be performed without the prior written consent of Landlord, which consent may be conditioned on the submission of plans, specifications, acceptable arrangements for security and other safety precautions, and other details regarding the proposed Tenant Work, and other reasonable arrangements in connection with scheduling, but shall not be otherwise unreasonably withheld or delayed. Further, any and all Tenant Work shall be prosecuted and shall in all instances be subject to the conditions and covenants pertaining to New Work (as such term is defined in Section 17.1 hereof) which are set forth in Section 17.1 hereof. The terms, provisions and conditions of Section 2.5(b)(i) hereof and all other terms, provisions and conditions of this Lease pertaining to Tenant Extensions shall apply in connection with Tenant's exercise of its rights of early access under this Section 2.10 and any Tenant Work. In the event Tenant's prosecution of any Tenant Work unreasonably interferes with any work being performed by or on behalf of Landlord, Landlord (or Contractor, in the instance of the Initial Improvements) shall give written notice to Tenant of such interference as provided in Section 2.5(c) hereof.

     The rights of Tenant to early access pursuant to this Section 2.10 are hereinafter referred to as "Early Access." Landlord may, at any time, suspend Tenant's rights to Early Access hereunder, in the event that Landlord or Contractor reasonably determines that such Early Access or any Tenant Work is unreasonably interfering with the construction of Landlord's Improvements, is creating security or safety risks or is otherwise not in substantial conformance with the conditions on which the Early Access was granted in the first instance.

     As part of Tenant Work, Landlord acknowledges and agrees that Tenant, by separate contractors, shall be installing cables, wiring, and certain other equipment and facilities for Tenant's voice data fiber optics, security systems and other systems which are required to be, or are most efficiently, installed during the pendancy of construction of the Initial Improvements (or Expansion Improvements). Landlord shall coordinate with Tenant such installations by Tenant of the foregoing systems pursuant to a schedule that Contractor (or Landlord, in the instance of the Expansion Improvements) shall timely provide to Tenant. Such schedule will permit Tenant to reasonably complete such installations in as an efficient, timely manner in respect to the ongoing construction of the Landlord's Improvements as is reasonably possible without unreasonable interference to the Contractor (or Landlord, as aforesaid) or unreasonable interference from the Contractor (or Landlord, as aforesaid). In addition, as part of Tenant Work, Landlord acknowledges and agrees that Tenant, by separate contractors, shall be installing furniture, assembling work station partitions and performing associated work station partition electrical work, which Tenant shall be permitted to undertake, without interference from the Contractor (or Landlord, as aforesaid), not less than thirty (30) days prior to the Delivery Date (or Expansion Delivery Date).

     Anything in this Section 2.10 to the contrary notwithstanding, Tenant shall not commence the conduct of any business from the Initial Improvements prior to the Delivery Date, or from the Expansion Improvements until the Expansion Delivery Date.

     (b) Tenant Cooperation.  As a condition precedent to exercising its right
         ------------------
to Early Access hereunder and to entering into contracts with any separate contractors described in Section 2.10(a) hereof, Tenant shall (i) provide to Ticor Title Insurance Company, or other title insurer selected by Landlord, such indemnities, hold harmless agreements or other similar undertakings or reasonable assurances with respect to such separate contractors' lien claims, as Landlord may reasonably require from time to time in order to induce such title insurer to issue its interim and final certifications to Landlord's lender(s) providing construction financing, if any, and to insure over possible lien claims which such title insurer may otherwise raise as exceptions to title on an owner's or lender's title insurance policy; and (ii) provide to Landlord and its Mortgagees and insurers, such certificates of insurance, waivers of subrogation and other documentation from Tenant and from Tenant's contractors, subcontractors and sub-subcontractors as Landlord or its Mortgagees or insurers may, from time to time, reasonably request. Tenant shall also comply with such other reasonable requests as Landlord, Contractor or such title insurer or other insurers may require in connection with any such separate contract(s).

     (c) Tenant Indemnity.  Tenant shall indemnify, defend and save Landlord,
         ----------------
Contractor and their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any of them in connection with any claim, lien, charge, encumbrance or action brought, maintained or filed by any party for any labor performed or materials furnished for or in connection with the Land, the Building or the Demised Premises, or any portion thereof, who claim by, through or under Tenant. Further, Tenant shall, to the fullest extent permitted by applicable law, indemnify, defend and save Landlord, Contractor and their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any of them, except to the extent caused in whole or in part by the negligence or willful misconduct of Landlord, Contractor or their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents or employees, arising out of or resulting from the performance by Tenant, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees, of any work in connection with the construction of any of the Improvements; provided, however, that any such loss, cost or damage must be (i) attributable to bodily injury, sickness, disease or death, or due to injury or destruction of tangible property, and (ii) caused in whole or in part by the negligent or intentional act of Tenant or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees, or anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable. Landlord or Contractor shall promptly notify Tenant of any claim under an indemnity contained in this Section 2.10(c) of which Landlord or Contractor, as applicable, has knowledge, in such time so as to avoid prejudice to Tenant. Notwithstanding the foregoing, except to the extent caused in whole or in part by the negligence or willful misconduct of Landlord or Contractor or their partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents, employees or invitees, if Landlord or Contractor or Mortgagee suffers a liability, loss, cost or damage to an unrelated third party that is caused in whole or in part by the negligence or intentional act of those parties set forth in clause (ii) above, the scope of Tenant's liability hereunder shall not be limited as provided in clause (i) above.

     SECTION 2.11   ARBITRATION OF CERTAIN MATTERS.      Landlord, Tenant and
Contractor hereby appoint any one of those individuals set forth on Exhibit 2.11 hereof ("Arbitrator") to act as the arbitrator in respect to those disputes specifically set forth in Sections 2.5(c) and 4.1 of this Lease. To the extent that disputes arise among the parties that are not specifically provided in this Lease as being the subject for resolution pursuant to provisions of this Section 2.11, the parties shall be permitted to pursue their respective remedies at law or in equity, except as otherwise limited herein. Landlord and Tenant shall each, in good faith, agree on the substitution (if any) of those individuals set forth on Exhibit 2.11 that Landlord and Tenant desire to act as the Arbitrator in respect to the Expansion Improvements. Such substitution(s) shall be determined by Landlord and Tenant within thirty (30) days following Landlord's receipt of the Expansion Notice, if any. Such substitute individual(s) that may act as the Arbitrator shall have those qualifications and experience (duration, scope and geographic familiarity) that are reasonably similar to that of the individual(s) listed on said Exhibit 2.11 for whom a substitution is being made. When any disputing party desires to submit a dispute set forth in Section 2.5(c) hereof to the Arbitrator for the Arbitrator's binding determination, such disputing party shall notify, in writing, the other party(ies) thereto of such intention and shall identify the individual from Exhibit 2.11 such noticing party selects to act as the Arbitrator. Within five (5) days following such notice, each of the disputing parties shall submit to the Arbitrator and the other disputing party(ies) such party's determination of the manner in which such dispute should be resolved ("Submitted Resolution"). Within five (5) days following the Arbitrator's receipt of the Submitted Resolutions, the Arbitrator shall select one of the Submitted Resolutions that the Arbitrator, in his sole and exclusive judgment, determines appropriate. Such selection shall be binding on the parties to the subject dispute. The party whose Submitted Resolution was not selected shall pay for all of the charges of the Arbitrator in respect to such dispute.

                                  ARTICLE 2A

                         EXPANSION OF DEMISED PREMISES


     SECTION 2A.1   OPTION TO EXPAND.


     (a)  Exercise of Right to Expand.  Subject to Section 2A.8 hereof, and
          ---------------------------
provided that Tenant is not then in Default hereunder, Tenant shall have the right to cause Landlord to expand the Initial Improvements, by means of the Expansion Improvements, in accordance with this Article 2A ("Expansion Option"). The Expansion Option shall be exercised, if at all, and shall be effective only if exercised in accordance with the terms, provisions and conditions of this
Article 2A. The "Expansion Improvements" shall mean that additional office space, if any, consisting of not less than 40,000 gross square feet and nor more than a maximum of 90,000 gross square feet, together with required parking therefor to be built onto the parking for the Initial Improvements, contiguous to the Initial Improvements and as depicted on Exhibit 2A.1(a) attached hereto and made a part hereof. Landlord shall construct the Expansion Improvements, or cause the Expansion Improvements to be constructed, on the Land in accordance with this Article 2A, pursuant to Tenant's exercise of the Expansion Option.

     (b)  Exercise of Right to Expand; Delivery of Expansion Notice.  Provided
          ---------------------------------------------------------
that Tenant is not then in Default hereunder, Tenant may exercise the Expansion Option by delivering to Landlord written notice ("Expansion Notice") of Tenant's direction to Landlord to prepare the components of the Final Expansion Base Building Plans in accordance with the provisions of Section 2.2(b) hereof. In order to be effective, and as a strict condition precedent to Tenant's rights under this Article 2A, Tenant's Expansion Notice must be received by Landlord on or before the last business day of the ninety-sixth (96th) month of the Initial Term.

     (c)  Specifications of Expansion Improvements.  In addition to the
          ----------------------------------------
requirements set forth in Section 2A.1(d) hereof, Tenant's Expansion Notice shall contain Tenant's specifications for the Expansion Improvements, which shall be consistent with the depiction of the Expansion Improvements set forth on Exhibit 2A.1(a) attached hereto and made a part hereof and shall otherwise be reasonably satisfactory to Landlord and Tenant. Such specifications, among other things, must be in compliance with all then-applicable Park covenants and all federal, state, Township or other local statutes, laws, ordinances, rules and regulations.

     (d)  Contents of Expansion Notice.  Tenant's Expansion Notice to Landlord
           ----------------------------
shall contain the following information:


     (i) Such relevant data concerning the desired Expansion Improvements (provided that the Expansion Improvements shall be in conformity with, among other things, the clear height of the Initial Improvements, and in conformity with the architecture, engineering and general aesthetics of the Initial Improvements), in sufficient detail, all as may be necessary to enable Landlord to determine the Expansion Costs (as such term is defined in Section 3.1(h) hereof), provided that in the event that the Landlord advises the Tenant that Tenant's Expansion Notice does not provide sufficient detail, as required hereunder, the timeliness of the Tenant's Expansion Notice shall not be invalidated, if Tenant promptly provides Landlord with additional detail reasonably necessary for Landlord to determine the Expansion Costs; and

     (ii) The date on which Tenant requests that the Expansion Improvements be completed and ready for occupancy for Tenant's use, which date shall in no case be earlier than twelve (12) months after Tenant's approval of the Final Expansion Plans and shall not be later than the last day of the Initial Term.

     (e)  Landlord's Proposal.  Within sixty (60) days after Landlord's receipt
          -------------------
of Tenant's Expansion Notice, Landlord shall consult with Tenant concerning Tenant's specific requirements in regard to its desired expansion, and within such sixty(60)-day time period shall notify Tenant, in writing, of the non-binding, total estimated Expansion Costs which will be incurred in planning and constructing the Expansion Improvements.

     (f)  Tenant's Notice to Proceed.  Within sixty (60) days after receipt of
          --------------------------
Landlord's written notification as to the Expansion Costs, as provided in
Section 2A.1(e) hereof, Tenant shall notify Landlord in writing, either that (i) Tenant authorizes Landlord to proceed with the preparation of the components of the Final Expansion Base Building Plans, and the commencement of construction of the Expansion Improvements ("Notice to Proceed"); or (ii) Tenant desires to revise the specifications for the Expansion Improvements to reduce the estimated Expansion Costs to an amount satisfactory to the Tenant (in which event the Tenant shall submit revised specifications within sixty (60) days from the receipt by Landlord of Tenant's notice under this item (ii), and Landlord shall thereafter consult with Tenant and provide revised estimated Expansion Costs within sixty (60) days in accordance with Section 2A.1(e), and Tenant shall thereafter provide notice to Landlord in accordance with this Section 2A.1(f));or (iii) Tenant elects not to expand. If Tenant fails to deliver its Notice to Proceed to Landlord within the aforesaid sixty (60)-day period, then Tenant shall be automatically and conclusively deemed to have elected not to expand. Anything in this Lease to the contrary notwithstanding, Tenant may not give an Expansion Notice more than three (3) times, nor more than once during each calendar year, and Tenant shall not be permitted to request, more than twice in respect to any Expansion Notice, the revisions of the specifications for the Expansion Improvements in order to reduce the estimated Expansion Cost as provided in clause (ii) above.

     (g)  Automatic Election to Exercise Renewal Terms.  Anything in this Lease
          --------------------------------------------
to the contrary notwithstanding, in the event that Tenant delivers its Notice to Proceed, then, depending on the date on which of the resulting Expansion Commencement Date occurs, Tenant shall automatically and conclusively be deemed likewise to have exercised its option for such full or partial Renewal Terms such that as of the Expansion Commencement Date, the remaining Term of this Lease shall be ten (10) years and shall expire at 11:59 P.M., prevailing time, on the day preceding the tenth (10th) anniversary of the Expansion Delivery Date, provided, however, the

Tenant shall continue to have the right to exercise its option for any remaining Renewal Terms (or portions thereof) which remain beyond said ten (10) year additional Term which shall come into effect as provided under this Section 2.A.1(g); provided, further, that if the remaining portion of a Renewal Term after the extension of the Term of this Lease for ten (10) years from the Expansion Delivery Date shall be less than one (1) year, then the ten (10) year term from the Expansion Delivery Date shall be further extended to include the remaining portion of the Renewal Term which is less than one (1) year. For example, if the Tenant delivers its Notice to Proceed and the resulting Expansion Delivery Date is the sixth anniversary date of the Initial Commencement Date, then the Term of the Lease as of the Expansion Delivery Date shall be for a period of ten (10) years and the Tenant shall thereafter have remaining a Second Renewal Term of four (4) years, a Third Renewal Term of five
(5) years and a Fourth Renewal Term of four (4) years and eleven (11) months.

     SECTION 2A.2 PREPARATION OF EXPANSION PLANS. Promptly after Landlord's receipt of the Notice to Proceed, and subject to Section 2A.8 hereof, Landlord shall cause to be prepared and delivered to Tenant all of the components of the Final Expansion Base Building Plans, prepared by a licensed Pennsylvania architect and one or more licensed Pennsylvania engineers, reasonably acceptable to Tenant ("Expansion Architect"), and in substantial conformity with the Expansion Notice and in substantial conformity with the style, design and exterior colors and materials as the Final Plans. The Final Expansion Base Building Plans shall be in a form sufficiently complete to enable the issuance of a building permit by the Township for the construction of the base building portion of the Expansion Improvements. In addition, as soon as practicable, after Tenant's delivery of the Notice to Proceed, Landlord shall cause the Final Expansion Plans to be delivered to Tenant, which shall contain the same components as the Final Initial Interior Build-Out Plans, shall be in substantial conformity with the Expansion Notice, and shall be reasonably satisfactory to Tenant.

     When each of the components of the Final Expansion Base Plans has been prepared and approved in accordance with this Section 2A.2 and Section 2.2(b) hereof, Tenant and Landlord shall each affix their respective signatures or initials to each page comprising such component. Thereafter, such approved components shall constitute the "Final Expansion Plans" and shall be deemed to become attached to and made a part of this Lease as identified in Exhibit 2A.2.

     SECTION 2A.3 EXPANSION COMMENCEMENT DATE. The "Expansion Commencement Date" and the "Expansion Delivery Date" shall be the later of (a) the date set forth in Tenant's Expansion Notice (in accordance with Section 2A.1(d)(ii) hereof), or (b) the date on which the Expansion Improvements are Substantially Completed. Notwithstanding the foregoing, if the Expansion Architect has certified in writing that, as of a date certain set forth in such written certification, the Expansion Improvements would have been Substantially Completed, but for a Tenant Extension, then the Expansion Improvements shall nevertheless be deemed to be Substantially Completed for purposes of determining the Expansion Commencement Date and the payment of the Expansion Improvements Base Rent (as such term is defined in Section 3.1(a) hereof) hereunder on the date certain set forth in the aforesaid certification.


     SECTION 2A.4 SCOPE OF WORK; EXPANSION IMPROVEMENTS. Weather permitting, promptly following the completion of all components of the Final Expansion Plans, Landlord shall furnish or cause to be furnished, at Landlord's sole cost and expense, all the material, labor and equipment necessary for the commencement and completion of construction of the Expansion Improvements.

The Expansion Improvements shall be constructed in a good and workmanlike manner in substantial accordance with the Final Expansion Plans. In the event that any materials specified in the Final Expansion Plans are not reasonably available to Landlord or its contractor, Landlord and such contractor reserve the right to substitute materials of higher or equal quality.

     SECTION 2A.5 EXPANSION CHANGE ORDERS. Tenant shall be allowed to request Change Orders, and shall be deemed to have requested Change Orders, with respect to the Expansion Improvements as provided in Section 2.4 hereof.

     SECTION 2A.6 WARRANTY AS TO EXPANSION IMPROVEMENTS. Landlord shall warrant to Tenant, for a period of one (1) year after Expansion Commencement Date of the Expansion Improvements ("Expansion Improvements Warranty Period"), that the Expansion Improvements shall be constructed in substantial compliance with the Final Expansion Plans, and shall be free from defects in workmanship or materials. After the conclusion of the Expansion Improvements Warranty Period, Landlord or its contractor, as the case may be, shall assign and transfer to Tenant all assignable (without cost to Landlord or its contractor) warranties then in effect with respect to the Expansion Improvements which were given to Landlord or its contractor in the first instance. If during the Expansion Improvements Warranty Period, Tenant notifies Landlord, in writing, of defective workmanship or materials in the construction of the Expansion Improvements, Landlord shall promptly cause such defect to be corrected by the repair or replacement thereof, as reasonably necessary. The foregoing warranty is subject to same terms, conditions, undertakings and limitations as set forth in Section
2.7 hereof.

     SECTION 2A.7 EXPANSION PUNCH LIST. The inspection of the Expansion Improvements and the determination of Punch List Items with respect thereto shall be conducted and determined in the manner set forth in Section 2.2 hereof, to the extent applicable.

     SECTION 2A.8   LIMITATION ON LANDLORD'S OBLIGATIONS.  Anything in this
Article 2A or elsewhere in this Lease to the contrary notwithstanding, Landlord's obligations under this Article 2A are expressly made contingent on
(a) Tenant's accepting Landlord's proposal as to the Expansion Costs; and (b) all necessary approvals, consents and permits being issued or obtained in connection with the Expansion Improvements, which approvals, consents and permits at the time of the proposed expansion are required by the Township or any and all other governmental authorities then having jurisdiction over the Demised Premises. In the event that Landlord is not able to obtain one or more of the aforesaid approvals, consents or permits, Landlord shall notify Tenant thereof, in writing, as promptly as practicable.


                                   ARTICLE 3

                                     RENT

     SECTION 3.1    BASE RENT.


     (a)  Payment of Base Rent.  Tenant shall pay to Landlord's agent, Walsh,
          --------------------
Higgins & Company, Suite 800, 101 East Erie Street, Chicago, Illinois 60611, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts of the United States of America, annual base rent ("Base Rent") during the Term, as set forth in this Section 3.1. Base Rent shall be comprised of (i)

Base Rent with respect to the Initial Improvements ("Initial Improvements Base Rent"), (ii) Base Rent with respect to the Expansion Improvements ("Expansion Improvements Base Rent"), and (iii) Change Order Base Rent, if any. Base Rent shall be payable in equal monthly installments, each in advance, on or before the first day of each and every calendar month during the Term.

     (b)  Initial Improvements Base Rent During Initial Term. The annual Initial
          --------------------------------------------------
Improvements Base Rent during each twelve (12)-month period ("Lease Year") during the Initial Term and the monthly Initial Improvements Base Rent during the first twelve (12) months of the Initial Term is set forth on Exhibit 3.1(b) attached hereto and made a part hereof. After the first twelve (12) months of the Initial Term, the Initial Improvements Base Rent shall be paid in equal monthly installments. In addition, the Initial Improvements Base Rent shall include any Change Order Base Rent determined in accordance with the provisions of Section 2.4 hereof.

     (c)  Initial Improvements Base Rent During Renewal Terms. If Tenant elects,
          ---------------------------------------------------
or is deemed hereunder to have elected, to renew this Lease for any of the Renewal Terms, then the Initial Improvements Base Rent payable hereunder during each Lease Year in each such Renewal Term shall be equal to ninety-three percent (93%) of the Fair Market Base Rent (as such term is defined in Section 3.1(f) hereof) multiplied times fair market periodic increases ("Fair Market Escalator"). In no instance however, shall the Initial Improvements Base Rent plus Change Order Base Rent during the applicable Renewal Term be less than the Initial Improvements Base Rent plus Change Order Base Rent paid by Tenant during the Initial Term or during the preceding Renewal Term, as applicable.

     (d)  Expansion Improvements Base Rent During Initial Term. The Expansion
          ----------------------------------------------------
Improvements Base Rent during the Initial Term shall be determined in accordance with Section 3.1(g) hereof.

     (e)  Expansion Improvements Base Rent During Renewal Terms. The Expansion
          -----------------------------------------------------
Improvements Base Rent during the Renewal Terms shall be determined in accordance with Section 3.1(g) hereof.

     (f)  Determination of Fair Market Base Rent. As noted in Section 3.1(c)
          --------------------------------------
hereof, the Initial Improvements Base Rent during any of the Renewal Terms shall be equal to ninety-three percent (93%) of the fair market base rent ("Fair Market Base Rent"), as determined in accordance with this Section 3.1(f), multiplied by the Fair Market Escalator, if any. At least one hundred twenty days (120) days prior to the last day of the Initial Term or the last day of the First Renewal Term, as applicable, Landlord shall notify Tenant in writing of Landlord's proposed Fair Market Base Rent and Fair Market Escalator, if any, for the Demised Premises for the applicable Renewal Term ("Landlord's Proposal"). Within thirty (30) days after the receipt of Landlord's Proposal, Tenant shall advise Landlord, in writing, either that (i) Tenant accepts Landlord's Proposal, or (ii) Tenant chooses to have the Initial Improvements Base Rent plus Change Order Base Rent for the applicable Renewal Term determined by appraisal. If Tenant chooses Landlord's Proposal, the Initial Improvements Base Rent and Change Order Base Rent for the applicable Renewal Term shall be that set forth in Landlord's Proposal. If Tenant fails so to notify Landlord within thirty (30) days after Tenant's receipt of Landlord's Proposal, Tenant shall be automatically and conclusively deemed to have accepted Landlord's Proposal.

     If Tenant chooses to have the Initial Improvements Base Rent and Change Order Base Rent determined by appraisal, such appraisal shall be determined as hereinafter provided based upon such criteria as the appraisers (described below) deem appropriate, which determination shall be binding on Landlord and Tenant. Such criteria shall include, without limitation, (i) the current use of the Demised Premises; (ii) the location, quality and age of the Building; (iii) the size and condition of the Demised Premises; (iv) the extent of the improvements within the Demised Premises; (v) the extent of the services and amenities provided to Tenant under this Lease; (vi) lease concessions, such as lease takeovers/assumptions, so-called expense stops, rental abatements and commissions (paid or not required to be paid) that are being offered by other first-class office buildings in the geographic area in which the Demised Premises are located; (vi) the duration of the applicable Renewal Term; (vii) the distinction between a "gross" and a "net" lease; and (viii) rental rates and escalation thereto, if any, then being charged for comparable premises in the geographic area in which the Demised Premises are located. Further, if Tenant is obligated to continue the payment of Special Assessments pursuant to Section 4.1 hereof during any of the Renewal Terms, or such obligation arises prior to a Renewal Term and the obligation for Tenant to pay Special Assessments is known prior to the commencement of the subject Renewal Term, then any appraisal to determine the Initial Improvements Base Rent and Change Order Base Rent during such Renewal Term shall not include, in the establishment of such Rents, the value or benefit to the Demised Premises resulting from the public improvements or benefits which are the subject of the subject Special Assessment.

     If Tenant elects to have the Initial Improvements Base Rent and Change Order Base Rent determined by appraisal, Tenant's notice to Landlord thereof shall also designate Tenant's independent appraiser. Within fifteen (15) days after Tenant's designation, Landlord shall designate its independent appraiser and shall notify Tenant thereof in writing. Within fifteen (15) days after Landlord's designation, both appraisers shall mutually agree on the designation of a third appraiser. Landlord shall pay all costs associated with the appraiser designated by Landlord; Tenant shall pay all costs associated with the appraiser designated by Tenant; and Landlord and Tenant shall share equally in all costs associated with the appraiser designated by the other two appraisers. All three appraisers shall be reputable, independent MAI certified real estate appraisers, each of whom shall be knowledgeable and experienced in the appraisals of rents for office buildings in the Harrisburg, Pennsylvania area.

     After their appointment, the appraisers shall be directed to determine independently the Fair Market Base Rent and Fair Market Escalator for the period for which the determination is being made. Within thirty (30) days after the designation of the third appraiser, all three appraisals of the Fair Market Base Rent and Fair Market Escalator, as applicable, shall be submitted, in writing, to Landlord and Tenant. If two or all three of the appraisals shall be identical in amount, the Initial Improvements Base Rent plus Change Order Base Rent for the applicable Renewal Term shall be computed as aforesaid using such identical amount. In the event no two of the appraisals are identical, the highest and the lowest appraisal shall be disregarded and the Initial Improvements Base Rent plus Change Order Base Rent for the applicable Renewal Term shall be computed as aforesaid using such middle appraisal.

     If the Initial Improvements Base Rent plus Change Order Base Rent for the applicable Renewal Term is not determined until after the commencement of the applicable Renewal Term, Tenant shall continue to pay the Initial Improvements Base Rent plus Change Order Base Rent equal to the Initial Improvements Base Rent plus Change Order Base Rent paid during the Initial Term or during the preceding Renewal Term, as applicable. When the Fair Market Base Rent and Fair Market Escalator, if applicable, are determined as provided above, and if such determination is greater than the Initial Improvements Base Rent plus Change Order Base Rent paid during the Initial Term or during the preceding Renewal Term, as applicable, within thirty
(30) days following such determination, Tenant shall pay to Landlord the deficiency of the Initial Improvements Base Rent plus Change Order Base Rent theretofore paid, prorated from the commencement of the applicable Renewal Term to the date of the determination of the Fair Market Base Rent and Fair Market Escalator.

     (g)  Determination of Expansion Improvements Base Rent During Initial Term
          ---------------------------------------------------------------------
and Renewal Term.  The Expansion Improvements Base Rent shall be an annual
----------------
amount equal to the product of (i) the Expansion Costs, multiplied by (ii) 1.07 (representing a combined general contractor's and developer's fee), multiplied by (iii) the greater of (A) ten and 50/100ths percent (10.50%), or (B) an annual interest rate equal to three hundred seventy-five (375) basis points in excess of the ten (10)-year United States Treasury Note Rate then most recently announced by the United States Treasury as of the Expansion Commencement Date. The Expansion Improvements Base Rent shall be in effect during the first twelve
(12) months after the Expansion Commencement Date. Thereafter, during the balance of the Term (including any Renewal Terms that are elected by Tenant after the expiration of the ten (10) years period subsequent to the Expansion Delivery Date), the Expansion Improvements Base Rent shall be increased annually by the lesser of (a) five percent (5%) per annum, and (b) seventy-five percent (75%) of the percentage by which the United States, Bureau of Labor Statistic, Consumer Price Index for All Items - All Urban Wage Earners and Clerical Workers for the Philadelphia Area ("CPI Index") published nearest to the expiration of each twelve (12) month period subsequent to the Expansion Commencement Date is greater than the CPI Index most recently published prior to the Initial Term Commencement Date.

     (h)  Definition of Expansion Costs.  The "Expansion Costs" shall be the
          -----------------------------
aggregate of all payment obligations of those contracts for "hard costs" and "soft costs" identified on Exhibit 3.1(h) attached hereto and made a part hereof in connection with the development and construction of the Expansion Improvements, which are incurred by or on behalf of Landlord in connection with the construction of the Expansion Improvements. The Expansion Costs shall be based on not less than three competitive bids obtained by the Landlord from general contractors bidding the Expansion Improvement work on a lump sum basis. The contract for the design and construction shall be awarded to the most qualified bidder as mutually selected by Tenant and Landlord. Landlord shall cause the construction of the Expansion Improvements on an "open-book" basis so that Tenant shall have the opportunity to review and verify all of the component elements that comprise the Expansion Costs. In addition, the Expansion Costs shall include a sum ("Expansion Land Cost") equal to $264,000.00 escalated by two percent (2%) per year, cumulatively, for each twelve (12)-month period, or portion thereof, between the Initial Commencement Date and the date on which Landlord receives Tenant's Notice to Proceed. Based upon the foregoing computations, within fifteen (15) days after the Expansion Commencement Date, Landlord shall advise Tenant, in writing, of the amount of the Expansion Improvements Base Rent and its calculation thereof as provided above.

     SECTION 3.2. PRORATION OF BASE RENT; ABSOLUTE NET. If the Initial Term or any Renewal Term commences other than on the first day of a calendar month or ends other than on the last day of a month, or if the Expansion Commencement Date is other than the first day of a calendar month, the Initial Improvements Base Rent (or Expansion Improvement Base Rent, as applicable) for such month shall be prorated accordingly. Except as specifically provided herein, the Base Rent and the Expansion Improvement Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Base Rent specified in Section 3.1 hereof.

     SECTION 3.3. ADDITIONAL RENT. Except as expressly provided herein, and as further provided in Section 4.1 hereof, in each year of the Term, all Impositions (as such term is defined in Section 4.1 hereof), insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws (as such term is defined in Section 7.1 hereof), and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, which may arise or become due during the Term, or by reason of events then occurring, shall be paid or discharged by Tenant as additional rent (together, "Additional Rent"). Except as expressly provided herein, Tenant shall indemnify and save Landlord, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with any and all of such Impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations. Base Rent and Additional Rent are sometimes hereinafter collectively referred to as "Rent."

     SECTION 3.4 RENT PAYABLE WITHOUT PRIOR DEMAND; MAXIMUM RATE OF INTEREST. Except as set forth herein, all payments of Base Rent and Additional Rent shall be payable without previous demand therefor. In case of nonpayment by Tenant of any item of Additional Rent payable to Landlord when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law as if in the case of nonpayment of Base Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant, at Tenant's sole cost and expense.

     Except as provided in this Section 3.4, any installment of Base Rent or Additional Rent payable to Landlord or any other charges payable by Tenant to Landlord under the provisions hereof which shall not be paid within five (5) days when due, shall bear interest at an annual rate equal to three (3) percentage points per annum in excess of the rate of interest from time to time announced by Harris Trust and Savings Bank, Chicago, Illinois (or similar institution if such bank shall cease to exist or to publish such a rate) as its corporate base rate of interest, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Such rate of interest is hereinafter referred to as the "Maximum Rate of Interest." Notwithstanding the foregoing, Tenant shall be permitted, not more than once each calendar year during the Term, to be late by not more than ten (10) days in the payment of Base Rent or Additional Rent hereunder before interest shall commence to accrue thereon as aforesaid.

                                   ARTICLE 4

                      PAYMENT OF TAXES, ASSESSMENTS, ETC.

     SECTION 4.1 ADDITIONAL RENT. Subject to the terms, provisions and conditions of this Section 4.1, and except as expressly provided elsewhere in this Lease, Tenant covenants and agrees to pay as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, Tenant's allocable share of regular and special assessments with respect to the Park for items such as, without limitation, common area maintenance ("Park Assessments"), water rates and charges, sewer rates and charges, including, without limitation, any sum or sums payable for sewer or water capacity, charges for public utilities, insurance premiums, street lighting, excise levies, licenses, permits, governmental inspection fees (incurred after Substantial Completion of either or both of the Initial Improvements or the Expansion Improvements, if applicable), other governmental charges and all other charges or burdens of whatsoever kind and nature (including, without limitation, costs, fees and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject), incurred in the use, occupancy, operation, leasing or possession of the Demised Premises (excluding any income taxes on the Base Rent imposed on Landlord, it being the intent of the parties hereto that any tax on the net income derived from the Base Rent payable in respect to the Demised Premises imposed by any governmental authority shall be paid by Landlord), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be payable (together, "Impositions"). It is the intention of Landlord and Tenant that Tenant will pay all Impositions directly to the person, entity, utility, municipality or other body which is owed the Imposition; provided, however, that upon Landlord's request from time to time, Tenant shall deliver receipts and other reasonable evidence of its payment of any and all Impositions and other items of Additional Rent paid to third parties. Except with respect to the payment of real estate taxes (as provided below), if any Additional Rent is to be paid by Tenant to Landlord (as opposed to being paid by Tenant to a third party), then such payments shall be due thirty (30) days after Landlord has invoiced Tenant therefor.

     All special (or similar) assessments or installments thereof (including, without limitation, interest thereon) for public improvements or benefits which, during the Term, shall be laid, assessed, levied or imposed upon or become a lien upon the Demised Premises and which are payable at any time during the Term shall hereafter be collectively referred to as "Special Assessments." In respect to the public improvements or benefits that are the subject of a Special Assessment(s), Landlord and Tenant shall agree on the useful life of such improvements or benefits. In the event Landlord and Tenant cannot agree on such useful life, the useful life shall be determined by the Arbitrator as provided in Section 2.11 hereof, which determination shall be binding on Landlord and Tenant. If such useful life is determined as aforesaid to be less than ten (10) years or greater than twenty (20) years, notwithstanding such determination, the useful life nonetheless shall be deemed to be, respectively, ten (10) years and twenty (20) years. The aggregate amount of the subject Special Assessment that has all or any portion thereof due and payable during the Term shall be apportioned evenly over the number of years of the determined useful life. Tenant shall pay, as part of the Additional Rent, those apportioned parts of the subject Special Assessment (or prorated portion thereof) that are within the Term. If the subject Special Assessment is due on a lump sum basis Landlord shall pay such lump sum amount or if the subject Special Assessment has been fully paid by Landlord, Tenant's apportioned part applicable thereto shall be due and payable on the date (in the instance of any apportioned part being due in the first year of the Initial Term) that is thirty (30) days subsequent to the Delivery Date and each anniversary such date during the Term in which such apportioned part is applicable. If the subject Special assessment is payable in installments, Tenant's apportioned part shall be due and payable fifteen (15) days prior to the date the applicable installment is due. Landlord shall pay all installments of Special Assessments (including, without limitation, interest accrued on the unpaid balance) which are payable prior to the commencement and after the termination of this Lease.

     Except as hereinafter provided, Tenant shall pay all real estate taxes, whether heretofore or hereinafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the Term (regardless of the period to which such taxes relate).

     Anything in this Lease to the contrary notwithstanding, during each calendar year during the Term (prorated as appropriate), Tenant shall from time to time be obligated to pay its allocable share of the Park Assessments.

     SECTION 4.2 TAXES ON RENT. Except for any tax on the net income derived from the Base Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, in lieu of real property taxes, a capital levy, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same. Anything in this Lease to the contrary notwithstanding, it is the intention of the parties hereto that the Base Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as otherwise expressly provided in this Lease. Nothing contained in this Lease shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal business privilege, mercantile, capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

     SECTION 4.3 RECEIPTS FOR IMPOSITIONS. Tenant covenants to furnish Landlord, within thirty (30) days of written request from Landlord, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of any Imposition or other tax, assessment, levy or charge payable by Tenant hereunder. The certificate, advice or bill of the appropriate official designated by law to make or issue the same, or to receive payment of any Imposition or other tax, assessment, levy or charge, may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill. The Landlord shall notify all taxing authorities to deliver tax bills, assessment, and/or levies directly to Tenant during the Term, at the address provided by Tenant to Landlord. Notwithstanding such notice to the taxing authorities, if any tax bills, assessments or levies are nonetheless delivered to the Landlord, Landlord shall promptly provide such documents to Tenant. Landlord shall be responsible for any penalties and/or interest imposed by taxing authorities resulting from the failure of the Landlord to promptly deliver to Tenant any bills, assessments and/or levies that were delivered to Landlord (and not Tenant) by the applicable taxing authority. For purposes of this Section 4.3, "promptly deliver" shall mean Landlord's obligation to deliver to Tenant such tax bills, assessments and/or levies within five (5) days of Landlord's receipt thereof, if such tax bill, assessment and/or levy is payable within thirty (30) days or less from the date of Landlord's receipt thereof.

     SECTION 4.4 ADDITIONAL RENT ESCROW. Should Tenant default in the timely payment of any Imposition or other Additional Rent and thereafter fail to make payment within fifteen (15) days of written demand by Landlord, at Landlord's further written demand, Tenant shall pay to Landlord the known or estimated yearly real estate taxes, assessments and Park Assessments payable with respect to the Demised Premises, in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes, assessments and Park Assessments next payable with respect to the Demised Premises. From time to time, Landlord may re-estimate the amount of real estate taxes, assessments and Park Assessments, and in such event, Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period, after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 4.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be promptly paid to Tenant, and the balance shall be credited on subsequent monthly payments of the same nature. However, if the total of such monthly payments so made under this
Section 4.5 shall be insufficient to pay such taxes and assessments when due, then Tenant shall immediately pay to Landlord such amount as may be necessary to make up the deficiency. If under this Section 4.5, Tenant is making periodic deposits of funds with Landlord for the purposes of paying taxes and assessments as aforesaid, then Landlord covenants and agrees with Tenant that it will pay all such taxes and assessments as they become due, to the extent possible out of such deposits.

     SECTION 4.5 LANDLORD'S AND TENANT'S RIGHT TO CONTEST IMPOSITIONS. Tenant shall have the right, at Tenant's expense, to contest the amount or validity, in whole or in part, of any Impositions by appropriate proceedings conducted in the name of the Landlord or in the name of Landlord and Tenant. Landlord shall cooperate with Tenant in executing documents or other actions as may be required for Tenant to pursue challenges to the Impositions. To the extent that the Tenant achieves a reduction in the Imposition, Tenant shall have the sole right to any refunds of amounts of such Impositions previously paid by the Tenant. In the event that the Landlord recommends to the Tenant that Tenant contest an Imposition, and the Tenant fails to notify the Landlord, within sixty (60) days that Tenant intends to contest the Imposition as recommended by the Landlord, then Landlord shall have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions (including, without limitation, reasonable attorneys' fees), but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions. Tenant shall reasonably cooperate with Landlord in regard to any and all such contests.


                                   ARTICLE 5

                                   INSURANCE

     SECTION 5.1    LANDLORD'S INSURANCE.

     (a) Property Insurance.  Landlord, at Tenant's sole cost and expense (such
         ------------------
cost and expense being a part of Tenant's Additional Rent hereunder), shall obtain and continuously maintain in full force and effect at all times during the Term, policies of insurance covering all of the Improvements, which insurance shall be for the benefit of Landlord and its Mortgagees, as the named insureds, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by a "Special Cause of Loss" form, including without limitation, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles and aircraft, smoke damage, water damage and debris removal; (iii) loss from flood if the Demised Premises are in a federally designated flood area; (iv) loss from earthquake (if appropriate); and (v) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Demised Premises ("Property Insurance"). The Property Insurance shall not be subject to a deductible less than One Thousand and 00/100ths Dollars ($1,000.00) or greater than Ten Thousand and 00/100ths Dollars ($10,000.00).

     At all times, the Property Insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements (except from the peril of flood in the event the Demised Premises is located in a flood zone as identified by PEMA, in which event flood insurance will be provided as an actual cash value basis),and shall include a so-called "Agreed Amount Endorsement." Full Replacement Cost shall be interpreted to mean the cost of replacing the Improvements, without deduction for depreciation, obsolescence, or wear and tear, and shall include a reasonable sum for architectural and engineering fees connected with the restoration or replacement of the Improvements in the event of damages thereto or destruction thereof. Full Replacement Cost shall be determined from time to time (but not more often than once every three years), at the request of Tenant, or of Landlord or its Mortgagees, by an appraiser, engineer, architect or contractor designated by the party requesting such determination and at Tenant's expense. No omission on the part of Landlord or Tenant to request any such determination shall relieve Tenant of any of its obligations under this Article 5, nor shall it relieve Tenant of any of its obligations in this Lease. Promptly after the construction of any Tenant Work or any New Work (which Tenant Work and New Work by definition is included, among other things, in the Improvements), Tenant shall inform Landlord in writing of the fair market value and the Full Replacement Cost thereof.

     (b)  Commercial Liability Insurance.  Landlord, at Tenant's sole cost and
          ------------------------------
expense (such cost and expense being a part of Tenant's Additional Rent hereunder), shall obtain and continuously maintain in full force and effect at all times during the Term, Commercial Liability insurance covering claims for bodily injury, personal injury or property damage for any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, having limits of not less than Five Million and 00/100ths Dollars ($5,000,000.00) combined single limit on any occurrence basis ("Commercial Liability Insurance"). Such policy shall name Landlord and Mortgagee as named insureds and Tenant as an additional insured.

     (c) Business Interruption Including Extra Expense (Loss of Rents and Extra
         ----------------------------------------------------------------------
Expense).
--------

Landlord, at Tenant's sole cost and expense (such cost and expense being a part of Tenant's Additional Rent hereunder), shall obtain and continuously maintain, in full force and effect, at all times during the Term, rental interruption insurance, insuring against loss of all or any portion of the Rent due and payable hereunder, for up to twelve (12) months ("Business Interruption Insurance). Such policy shall name Landlord and its Mortgagees as insureds thereunder. The Business Interruption Insurance limit shall include a reasonable extra expense limited as determined by Landlord from time to time.

     (d)  Insurance Companies.  The Property Insurance, the Commercial Liability
          -------------------
Insurance and the Business Interruption Insurance provided under this Section
5.1 shall, as applicable, (i) be written with reputable companies licensed to do business in the Commonwealth of Pennsylvania, having a Best's "General Policy Holding Rating" of A- or better and a financial rating class of X or better;
(ii) cite the interest of Landlord and its Mortgagees in standard mortgagee clauses effective as of the Initial Term Commencement Date (or as of the date on which Landlord provides Tenant with Early Access, if applicable); (iii) be maintained continuously throughout the Term; and (iv) if requested by Landlord, provide for cancellation or material change thereto only upon at least thirty
(30) days' prior written notice to Landlord and its Mortgagees.

     (e)  Procurement by Tenant.  Landlord shall advise Tenant, annually and in
          ---------------------
writing, of the cost, scope and carrier from whom Landlord proposes to procure the insurance required of Landlord to be procured and maintained pursuant to this Section 5.1. Within fifteen (15) days following Tenant's receipt of such notice, Tenant may elect, by written notice to Landlord, to procure equal or better coverage from an equal or better carrier, in each instance reasonably acceptable to Landlord, provided, however, Landlord shall be the owner of such coverage, regardless of whether the premiums therefor is paid directly by Tenant. If Tenant fails to notify Landlord of such election within said fifteen
(15) days, Landlord shall procure the coverage, at Tenant cost as part of Additional Rent, required to be procured and maintained by Landlord pursuant to this Section 5.1.

     SECTION 5.2    TENANT'S INSURANCE.

     (a)  Property Insurance.  Tenant shall maintain insurance coverage upon all
          ------------------
personal property and Trade Fixtures of Tenant (including, without limitation, boiler and pressure vessel and machinery peculiar to Tenant's use of the Demised Premises), and the personal property of others kept, stored or maintain on the Demised Premises on a "Special Cause of Loss" property insurance form, for the full replacement cost thereof.

     (b)  General Liability Insurance.  Tenant shall obtain and continuously
          ---------------------------
maintain in full force and effect commercial general liability insurance covering claims for bodily injury, personal injury or property damage for any loss, liability or damage on, about or relating to the use and occupancy of the Demised Premises, or any portion thereof, having limits of not less than Five Million and 00/100ths Dollars ($5,000,000.00) combined single limit on an occurrence basis. Such policy shall name Tenant as named insured and Landlord and its Mortgagees as additional insureds.

     (c)  Worker's Compensation Insurance. Tenant shall obtain and continuously
          -------------------------------
maintain
in full force and effect Worker's Compensation and Employer's Liability Insurance with statutory benefits, voluntary compensation coverage and Employer's Liability limits of Five Hundred Thousand and 00/100ths Dollars ($500,000.00) each accident, Five Hundred Thousand and 00/100ths Dollars ($500,000.00) each employee for disease, and Five Hundred Thousand and 00/100ths Dollars ($500,000.00) policy limit for disease.

     (c)  Insurance Approval. All policies of insurance required of Tenant under
          ------------------
this Article 5 shall be written in such form and by such companies licensed to do business in Pennsylvania as shall be reasonably satisfactory to Landlord, and its Mortgagees. Certificates of insurance reasonably acceptable to Landlord shall be delivered to Landlord, and its Mortgagees, on or before the earlier of the Initial Term Commencement Date or the date on which Tenant exercises its rights to Early Access, if applicable. A new or replacement certificate of insurance reasonably acceptable to Landlord, and its Mortgagees, shall be delivered to Landlord, and its Mortgagees, within thirty (30) days' prior to the expiration of the then current policy term.

     (d)  Cancellation Notice. Each policy of insurance required of Tenant under
          -------------------
this Article 5 shall have attached thereto (i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Landlord and its Mortgagees, and Tenant, and (ii) an endorsement to the effect that the insurance as to the interests hereunder of Landlord, and Landlord's partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents or employees shall not be invalidated by any act or neglect of any person.

     SECTION 5.3    CONTRACTOR'S INSURANCE.

     (a)  Landlord's Contractors.  During any period of construction of
          ----------------------
Landlord's Improvements, Landlord shall cause Contractor or its other contractors to obtain and continuously maintain in full force and effect, general liability insurance (including, without limitation, contractual liability coverage) with minimum limits of liability of Three Million and 00/100ths Dollars ($3,000,000.00) each occurrence and Two Million and 00/100th Dollars ($2,000,000) combined single limit for bodily injury, personal injury and property damage, builders' risk insurance, and worker's compensation insurance with statutory benefits, voluntary compensation coverage and Employer's Liability limits of One Hundred Thousand and 00/100ths Dollars ($100,000.00) each accident, One Hundred Thousand and 00/100ths Dollars ($100,000.00) each employee for disease, and Five Hundred Thousand and 00/100ths Dollars ($500,000.00) policy limit for disease. Landlord shall require Contractor to issue a certificate of insurance with Landlord and Tenant listed as additional insured under general liability policy. Landlord and/or Contractor shall carry builders risk insurance until the Delivery Date.

     (b)  Tenant's Contractors.  During any period of construction by Tenant,
          --------------------
Tenant shall cause Tenant's contractors to obtain and continuously maintain in full force and effect (i) General Liability insurance with minimum limits of liability of One Million and 00/100ths Dollars ($1,000,000.00) each occurrence and Two Million and 100/100th Dollars ($2,000,000.00) combined single limit for bodily injury, personal injury and property damage and including Landlord and Landlord's Mortgagee as additional insureds, and (ii) workers compensation insurance.

     SECTION 5.4 WAIVER OF SUBROGATION. Subject to this Section 5.4, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss or damage to the Demised Premises or to the contents thereof, which loss or damage is covered by the provisions of any property insurance policy carried, or would have been covered by the provisions of any property insurance policy required to be carried, by either party pursuant to this Lease. Inasmuch as this mutual waiver will preclude (subject to this Section 5.4) the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waiver. Anything in this Section 5.4 to the contrary notwithstanding, if at any time during the Term the waiver of subrogation clause required to be maintained by Landlord and Tenant, respectively, is no longer available on terms which are commercially reasonable, then Landlord and Tenant shall, in good faith, find a mutually acceptable alternative to the benefits afforded each other as a result of such mutual waiver of subrogation.

     SECTION 5.5 REQUIREMENTS IN EVENT OF LOSS. In the event of loss or damage to the Demised Premises or in the event of a claim in connection with the injury or death of any person at the Demised Premises or by reason of operations at the Demised Premises, Tenant shall (i) promptly notify Landlord thereof in writing; (ii) prepare and present timely claims to the appropriate insurers on behalf of Tenant, Landlord, Landlord's designated agent and the Mortgagee; and
(iii) adjust and settle such claim, provided, however, that if Tenant has failed to settle such claims within six (6) months of the event of loss or damage, injury or death, then, upon ten (10) days' prior written notice to Tenant, Landlord, Landlord's designated agent and/or the Mortgagee shall have the right to adjust and settle such claims. In the case of property damage claims involving net insurance proceeds of more than Ten Thousand and 00/100ths Dollars ($10,000.00), no settlement shall be made without Landlord's written consent, which will not be unreasonably withheld or delayed, and Landlord (and its designated agent and/or the Mortgagee) shall be entitled, at Landlord's cost, to participate in the adjustment process.

     SECTION 5.6 PROCEEDS, PAYMENT AND POLICY PROVISIONS. The Property Insurance and the Commercial Liability Insurance required by Section 5.1 hereof shall provide that the proceeds thereof shall be jointly payable to Landlord, or its Mortgagees, and shall be applied, if applicable, to the repair, replacement or Restoration (as such term is defined in Section 11.1 hereof) of Landlord's Improvements.


                                   ARTICLE 6

              USE, MAINTENANCE AND MANAGEMENT OF DEMISED PREMISES

     SECTION 6.1 PREMISES USE. Tenant shall use and occupy the Demised Premises as an office facility and any use related to Tenant's telecommunications business and for customer services and retail sales of telecommunications products, provided Tenant, at its sole cost and expense obtains the necessary approvals so the same is permitted by and consistent with all zoning and other applicable statutes, rules, orders ordinances, requirements, regulations or laws and the Park covenants ("Premises Use"). The Premises Use shall also include the right of Pennsylvania Cellular Telephone Corp. or any company resulting from a merger of or into Pennsylvania Cellular Telephone Corp. or any company to which Pennsylvania Cellular Telephone Corp. assigned all or substantially all of its assets (including this Lease) to use and locate switching equipment or transmission satellite dishes or towers in or about the Demised Premises, provided the related telecommunications business and installations is permitted by and consistent with all zoning and other applicable statutes, rules, orders, ordinances, requirements, regulations or laws and the Park covenants, and such installation(s) (i) are done at Tenant's sole cost and expense in a good workmanlike manner without detriment to any structural component of the Demised Premises, (ii) are maintained by Tenant in good condition and repair, (iii) do not increase the scope of Landlord's Repairs and Maintenance (as defined in Section 6.3 hereof), and (iv) do not void or make voidable any warranties affecting the Demised Premises. Any permitted sublessee or assignee of Tenant shall be permitted to use any such switching equipment or transmission satellite dishes or towers installed by Pennsylvania Cellular Telephone Corp. as above provided, but shall not be permitted, as part of the Premises Use, to constructed any additional switching equipment or transmission satellite dishes or towers, unless such sublessee or assignee is a company resulting from a merger of Pennsylvania Cellular Telephone Corp. as aforesaid or is an assignee of all or substantially all of the assets (including this Lease) of Pennsylvania Cellular Telephone Corp. Notwithstanding the foregoing, Tenant shall not use or occupy the Demised Premises, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Landlord or Tenant, or which would cause structural injury to the Improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, to diminish substantially, or which would constitute a public or private nuisance or waste. Tenant shall promptly, upon discovery of any such use, compel the discontinuance of such use.

     Tenant shall not use, suffer or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public (as such), without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public (as such), or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

     SECTION 6.2 TENANT'S REPAIRS, MAINTENANCE AND REPLACEMENTS. Except for the obligations of the Landlord as expressly provided in Section 6.3 hereof, Tenant, at its sole cost and expense, throughout the Term, shall keep in good order, condition and repair, and shall make and perform all routine maintenance and necessary repairs, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description shall take good care of the Demised Premises and shall keep the same in good order, condition and repair, and shall make and perform all routine maintenance thereof and all necessary repairs thereto, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article 6 "repairs" shall specifically include, without limitation, all necessary replacements, renewals and alterations. All repairs made by Tenant, except as hereinafter provided, shall be at least equal in quality to the original work and, in all events, shall be made by Tenant in Compliance with Laws. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class; provided, however, that in all events, Tenant shall make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

     In addition, except for the obligations of the Landlord provided in Section 6.3, herein, Tenant shall timely and properly repair and maintain all of the Demised Premises, including, without limitation, electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, other mechanical systems, and landscaping, in accordance with the highest of the following standards: (a) the manufacturer's recommended maintenance schedule which is necessary so as not to void, diminish or impair any warranty for such item from time to time in effect; or (b) that which is generally recognized as the industry standard for the required maintenance and repair of each such item. Tenant shall also keep all portions of the Demised Premises in a clean and orderly condition, free of snow, ice, dirt, rubbish, debris and unlawful obstructions. All of Tenant's obligations and requirements described in this Section 6.2 are herein collectively referred to as "Tenant's Repairs and Maintenance." The time permitted for Tenant to effectuate Tenant's Repairs and Maintenance shall be extended for such period as may reasonably be necessary; provided, however, that Tenant shall continuously, diligently and in good faith prosecute the same. In addition, Landlord, not more frequently than annually during the Term, upon five (5) days written notice (except in the event of an emergency or extraordinary condition), may cause, at Landlord's sole cost and expense, independent private building inspectors, qualified in the specific discipline, to make inspections of the Demised Premises, and the systems or segments thereof, to determine Tenant's compliance under this Section 6.2.

     If Tenant does not timely or properly perform Tenant's Repairs and Maintenance as herein provided, Landlord may, but need not, after thirty (30) days' notice to Tenant, make such repairs, replacements or maintenance in a reasonably diligent fashion. Tenant shall pay to Landlord all of Landlord's actual costs incurred in connection therewith, plus a fee of ten percent (10%) of such cost, forthwith upon being billed therefor. Landlord may, but shall not be required to, enter the Demised Premises at all reasonable times upon reasonable notice (except in the instance of an emergency) to make such repairs, alterations, improvements and additions to the Demised Premises or to any equipment, fixtures or landscaping located on the Demised Premises, as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease after written notice from Landlord. However, any and all repairs, replacements or maintenance made by Landlord pursuant to this Lease shall be done in a reasonably diligent manner and so as to minimize any disruption to Tenant's business operations.

     SECTION 6.3 LANDLORD'S REPAIRS, MAINTENANCE AND REPLACEMENTS. Landlord, at its sole cost and expense, throughout the Term, shall (i) keep in good order, condition and repair, and shall make and perform all routine maintenance and necessary repairs and replacements, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, to the roof, floor slabs, foundation walls and footings, structural steel, exterior walls, driveways, roadways, sidewalks, curbs, parking areas, and loading areas (including, in the instance of driveways, roadways, sidewalks, parking areas, and loading areas, repaving and striping the same, as applicable) forming a part of Landlord's Improvements, and (ii) make all Capital Replacements (as defined in Section 6.7) of all or any portion of the heating, ventilating and air conditioning, electrical, plumbing, fire protection and other mechanical systems forming a part of Landlord's Improvements (collectively, in respect to clause (i) and (ii) above, "Landlord's Repairs and

Maintenance"). Because Landlord shall not have any regular on-site presence at the Demised Premises, Tenant agrees to timely advise Landlord, in writing, of any Landlord's Repairs and Maintenance Tenant reasonably believes Landlord must undertake.

     SECTION 6.4 PROHIBITION AGAINST WASTE. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises (including, without limitation, any and all improvements now or hereafter erected thereon, and any and all fixtures or equipment now or hereafter located therein), or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

     SECTION 6.5 MISUSE OR NEGLECT. Anything in this Lease to the contrary notwithstanding, Tenant shall be responsible for all repairs to the Demised Premises which are made necessary by any misuse or neglect by Tenant, or any of its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, employees, agents or invitees, in or upon the Demised Premises. Notwithstanding anything to the contrary contained in Section 6.3 hereof or elsewhere in this Lease, Landlord's Repairs and Maintenance shall not impose any duty on the Landlord in respect to those Landlord's Improvements that are the subject of Landlord's Repairs and Maintenance that are (a) damaged or destroyed by the misuse or intentional acts of Tenant or any of its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, employees, agents or invitees, in or upon the Demised Premises, or (b) in disrepair or are damaged as a result of Tenant's failure to timely and properly perform Tenant's Repairs and Maintenance.

     SECTION 6.6    MANAGEMENT OF DEMISED PREMISES.

          (A) Anything in this Lease to the contrary notwithstanding, Landlord shall perform, or shall cause to be performed, all of Landlord's obligations under this Lease in connection with Landlord's Repairs and Maintenance by an independent third party property manager in a manner consistent with the first-class standards of commercial property managers in the geographic area in which the Demised Premises are located ("Landlord's Manager"). As of the Delivery Date, Landlord's Manager shall be a property management entity with offices locally in the Harrisburg area. Notwithstanding the foregoing, in the event any successor Landlord determines that such local Landlord's Manager is not performing Landlord's Repairs and Maintenance in to the standards required by this Lease or at a commercially reasonable cost, such successor Landlord shall be permitted to terminate such local Landlord's Manager and replace the same with any other property management entity (regardless of whether located locally in this Harrisburg area) that is reasonably acceptable to Tenant. During the Term, Tenant shall pay to Landlord, as part of the Additional Rent, (i) a monthly fee equal to the actual out-of-pocket cost to Landlord paid to the Landlord's Manager, but in no instance and amount greater than one and one quarter percent (1.25 %) of the monthly Base Rent required by Tenant to be paid at the subject time during the Term ("Management Fee").

          In the event that, at any time during the Term, Tenant reasonably determines that Landlord has failed to properly perform Landlord's Repairs and Maintenance, then Tenant shall give the Landlord written notice thereof setting forth, with reasonable specificity, the type and nature of the subject deficiencies. Following the receipt of such notice of deficiency, Landlord shall have a period of thirty (30) days in which to cure such noticed deficiencies and advise Tenant of the actions taken by Landlord to cure the same, provided, however, if a deficiency is not susceptible to cure within such thirty (30) period, Landlord shall nonetheless be deemed curing, if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. If the Landlord fails to take reasonable actions to cure the noticed deficiencies, then Tenant shall have the right to direct Landlord to terminate the Landlord's Manager and replace it with a substitute Landlord's Manager reasonably acceptable to Tenant.

     During the Term, Tenant shall be permitted to retain, at Tenant's sole cost and expense, such other property management entity Tenant reasonably chooses to perform Tenant's Repairs and Maintenance and/or any of Tenant's other performance obligations under the terms of this Lease.


          (b) Landlord shall maintain or cause the Landlord's Manager to maintain a temperature range for all office areas within the Demised Premises between 68 Fahrenheit and 76 Fahrenheit and FDB relative humidity at a level of not greater than fifty percent (50%) from 7:00 A.M. to 7:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted, and shall maintain the air quality within the Demised Premises within ASHRAE standards. Notwithstanding the foregoing, Landlord shall not be responsible for such standards during emergencies or when a Tenant's or Landlord's Repairs and Maintenance is being undertaken that, in either instance, affect the heating, ventilating and air condition systems of the Demised Premises. A reasonable period of time at the beginning of the heating and cooling season shall be allocated for adjustments to the HVAC system by Landlord. The relocation of Tenant's personnel within the Demised Premises (or a change in use of any area of the Demised Premises, provided it is nonetheless a Permitted Use) shall not diminish Landlord's obligation to meet the temperature, humidity, and air quality standards hereunder, so long as a reasonable period of time is afforded to the Landlord after notice from the Tenant for the Landlord to adjust or modify the HVAC system as may be necessary to accommodate such relocation or change in use.

     SECTION 6.7 CAPITAL REPLACEMENT. "Capital Replacement," for purposes of this Lease, shall mean the replacement of a capital item (as defined in the United States Internal Revenue Code, 1984, as amended) comprising a part of Landlord's Improvements having a cost in excess of $5,000.00, which $5,000.00 amount shall be increased over the Term by the percentage by which the CPI Index published nearest to the expiration of each twelve (12) month period subsequent to the Initial Term Commencement Date is greater than the CPI Index most recently published prior to the Initial Term Commencement Date

                                   ARTICLE 7

                      COMPLIANCE WITH LAWS AND ORDINANCES


     SECTION 7.1 COMPLIANCE. Tenant shall, throughout the Term and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances (zoning or otherwise), orders, rules, regulations and requirements, as are now, or may from time to time hereafter, be in effect, of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises, and the appropriate departments, commissions, boards and officers thereof (subject only to Section 7.3 hereof), and the orders, rules and regulations, as are now, or may from time to time hereafter, be in effect, of the Board of Fire Underwriters where the Demised Premises are situated, or of any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof ("Compliance with Laws"). Regardless of the foregoing provisions, Tenant's obligations with regard to Compliance with Laws shall not extend to any compliance with or removal or cure of any violation of any laws, ordinances, zoning or otherwise, orders, rules, regulations and requirements of federal, state, municipal or governmental bodies which results from the construction of the Demised Premises or other circumstances, facts, conditions or events which occurred or were in existence as of or prior to the Initial Commencement Date.

     SECTION 7.2 OTHER COMPLIANCE. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the Land, or hereafter created by Tenant or consented to, in writing, by Tenant, or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article 5 hereof, and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.


     SECTION 7.3  ENVIRONMENTAL MATTERS.

     (a)  Landlord, Contractor and Tenant Mutual Covenants.  In addition to the
          ------------------------------------------------
compliance requirements set forth herein, and not by way of limitation thereof, Landlord, Contractor and Tenant mutually covenant and agree as set forth in this
Section 7.3.


     (b)  Definitions.  As used in this Section 7.3, the following terms shall
          -----------
have the following meanings:

     (i) "Environmental Condition(s)" means the presence on, in or under the Demised Premises of any Hazardous Substance(s) except as are in compliance with Environmental Laws, whether such presence is in ambient air, surface water, groundwater, land surface or subsurface strata.

     (ii) "Environmental Laws" means all federal, state or local environmental laws, and any and all policies, rules and regulations thereunder, which are, at any time and from time to time, applicable to the Demised Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
          Section 9601, et seq., the Solid Waste Disposal Act and Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; and the Safe

           Drinking Water Act, 42 U.S.C. Section 300f through 300j, and the Clean Streams Law, as amended (35 P.S. Section 681.101, et seq.; the Solid Waste Management Act, as amended (35 P.S. Section 6801.101, et seq.; and the Hazardous Sites Clean Act (35 P.S. Section 6020.101, et seq., and the regulations adopted and publications promulgated pursuant thereto.

     (iii) "Environmental Liability(ies)" means any Environmental Conditions with respect to which there are effective and applicable Environmental Laws pursuant to which any regulatory authorities having jurisdiction over the Demised Premises would have authority to require remediation activities. Designation of a condition as an Environmental Liability by any regulatory authorities or other third parties, shall not be construed as an admission thereof by either Landlord, Contractor or Tenant.

     (iv) "Hazardous Substances" means (A) any material or substance (1) which is defined as a "hazardous substance," "hazardous waste," "chemical mixture or substance," or "air pollutant" under any Environmental Laws, (2) containing petroleum, crude oil or any fraction thereof,
           (3) containing polychlorinated biphenyls PCB's, (4) containing asbestos, or (5) which is radioactive; (B) any other material or substance displacing toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their respective broadest senses, or are defined or become defined under any Environmental Laws; or (C) any materials which cause a nuisance upon or waste to the Demised Premises or any portion thereof.

     (c)   Landlord Representation; Landlord Indemnity. To Landlord's actual
           -------------------------------------------
knowledge (being the actual knowledge of those representatives of Landlord identified in Section 19.5 hereof), and except as may be set forth in that certain environmental site assessment report entitled "Commerce Park Lots 1,2 and 7 Phase I Environmental Site Assessment Final Report," dated as of August, 1997, and prepared by Skelly and Loy, Inc., as of the date of this Lease, no Environmental Conditions exist on the Land. To the extent, if any, and only to the extent, that (i) Landlord is in breach of the first sentence of this Section 7.3(c), or (ii) Landlord, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents or employees, directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, then Landlord shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by applicable Environmental Laws), and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of Tenant and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees as a result of such breach or of such Environmental Conditions.

     (d)   Contractor Indemnity. To the extent, if any, and only to the extent,
           --------------------
that Contractor,
or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees, directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, then Contractor shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by the governmental authorities having jurisdiction and responsibility for the enforcement of the applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such of such Environmental Conditions.

     (e)  Tenant Covenant; Tenant Indemnity.  To the extent, if any, and only to
          ---------------------------------
the extent, that Tenant, or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees, (i) are in breach of any of its covenants, agreements or obligations under this Article 7, or (ii) directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, then Tenant shall indemnify and save Landlord, Contractor and each of their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by the governmental authorities having jurisdiction and responsibility for the enforcement of the applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such of such breach or of such Environmental Conditions. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Substances (to the extent such Hazardous Substances are generated, stored, released or disposed of during the Term by Tenant) to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Environmental Laws.

     (f)  Notice.  If a claim by a third person (including, without limitation,
          ------
any governmental entity) is made against any person or entity indemnified hereunder, and such person or entity intends to seek indemnification with respect to such claim under this Section 7.3, such person or entity seeking such indemnification shall promptly give notice of such claim to the indemnifying party. In addition, if a person or entity indemnified under this Section 7.3 comes into possession of facts which could reasonably lead to a claim for indemnification under this Section 7.3, such party shall promptly give notice of such facts to the indemnifying party. If Tenant is notified or cited for any violation (or possible violation) of any Environmental Liability, Environmental Laws or other hazardous materials laws, by any governmental body having jurisdiction of the Demised Premises, with regard to any Environmental Condition, Tenant shall promptly notify Landlord thereof, and shall include with such notification copies of such governmental notification or citation and such other documents as may be reasonably necessary to describe the alleged violation (or possible violation).

     (g)  Exclusive Remedy and Survival.  Notwithstanding any other indemnities
          -----------------------------
set forth herein, the parties agree that the foregoing indemnifications shall exclusively define their rights and obligations with respect to Environmental Liabilities arising from or related to the Demised Premises. The provisions of this Section 7.3 shall survive the termination of the Lease and be effective for so long as Landlord, Contractor or Tenant may have any liability whatsoever with respect to the Demised Premises.

     (h)  Compliance with Other Laws.  Subject to Section 7.1 hereof and the
          --------------------------
foregoing provisions of this Section 7.3, Tenant, at its sole cost and expense, shall fully comply with (as part of its obligations hereunder as to Compliance with Laws), and provide to Landlord all information needed from time to time in regard to, all provisions of all applicable federal, state and local environmental protection acts, responsible property transfer laws, and any other applicable federal, state or local environmental liability or protection or cleanup responsibility laws, either currently in effect or hereafter enacted, which affect Tenant's operations at the Demised Premises.

     (i)  Storage of Hazardous Materials.  Tenant shall not install, handle,
          ------------------------------
generate, store, treat, use, dispose of, discharge, release, manufacturer, refine, emit, abate, remove, transport or conduct any other activity with respect to, on, in or around the Demised Premises (collectively, "handle"), any Hazardous Substances or any material deemed to be toxic or hazardous by any governmental authority having jurisdiction over the Demised Premises; provided, however, that notwithstanding the foregoing, (i) Tenant may handle, or cause to be handled, normal quantities of Hazardous Substances or other materials as aforesaid, customarily used in (i) the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies), and
(ii) connection with the operation, repair and/or replacement of the back-up generator or back-up temporary stand-by battery power generator. Any and all such Hazardous Substances or other materials, regardless of whether customarily used in the conduct of general administrative and executive office activities or back-up diesel generator or back-up temporary stand-by battery power generator, shall be handled in accordance with any and all applicable Environmental Laws.

     (j)  Environmental Audits.  Upon Landlord's request, prior to the exercise
          --------------------
of any option to renew for a Renewal Term and prior to Tenant's vacation of the Demised Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord, which audit shall be conducted in accordance standards reasonably imposed by Landlord, and shall otherwise evidence Tenant's compliance with this Article 7. If Tenant, at any time prior to Landlord's request for an environmental audit, has been cited for violation of any Environmental Laws, such environmental audits shall be at Tenant's sole cost and expense. In all other instances, Landlord shall pay the cost and expense of such requested environmental audits.


                                   ARTICLE 8
                       MECHANIC'S LIENS AND OTHER LIENS

     SECTION 8.1 LIENS AND RIGHT OF CONTEST. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, by, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. However, in the event Tenant desires to contest the validity of any lien, it shall (a) on or before thirty (30) days prior to the due date thereof, notify Landlord, in writing, that Tenant intends so to contest the same, and (b) on or before the due date thereof, if Landlord reasonably deems Tenant to be financially insecure or if any Mortgagee of Landlord so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Landlord's Mortgagees) for the payment of the full amount of such lien and, from time to time, deposit additional security or indemnity so that, at all times, adequate security or indemnity will be available for the payment of the full amount of the lien together with all interest, penalties, costs and charges accrued or accumulated thereon.

     If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Demised Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Demised Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including, without limitation, reasonable attorneys' fees of Landlord), together with interest thereon at the Maximum Rate of Interest, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and save Landlord, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, and the Demised Premises, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge the same as above provided.

     All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

     SECTION 8.2 LIENS ON LANDLORD'S AND CONTRACTOR'S WORK. The provisions of
Section 8.1 hereof shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's or Contractor's obligations to construct Landlord's Improvements, or to provide Warranty Work or Punch List Item work required herein. Landlord shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all direct (but not indirect or consequential) loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien. Landlord shall cause the Contractor to enter into and duly record a waiver of mechanics' liens pursuant to a Pennsylvania Mechanics' Lien law in such form and substance, so as to result in an effective waiver of mechanics' liens pursuant to said law.

     SECTION 8.3 OTHER LIENS. Tenant shall not create, permit or suffer, and, subject to the provisions of Section 8.1 hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom.


                                   ARTICLE 9
                               INTENT OF PARTIES

     SECTION 9.1 NET RENT. Landlord and Tenant do each state and represent that it is their respective intention that this Lease be interpreted and construed as an absolute net lease and that all Base Rent and Additional Rent shall be paid by Tenant without abatement, deduction, diminution, deferment. suspension, reduction, set off, defense or counterclaim with respect to the same. Except as otherwise provided herein, the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause, nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings.

     SECTION 9.2 LANDLORD'S PERFORMANCE FOR TENANT. If Tenant shall at any time fail to pay any Additional Rent in accordance with the provisions hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after fifteen (15) days' prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay after such fifteen (15) days' written notice to Tenant, any such Additional Rent payable by Tenant pursuant to the provisions hereof; or (b) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance, provided Tenant is continuously, diligently and in good faith prosecuting such performance. Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion.

     SECTION 9.3 PAYMENT FOR LANDLORD'S PERFORMANCE FOR TENANT. All sums so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest from the respective dates of Landlord's making of each payment of such cost and expense, shall be paid by Tenant to Landlord on demand.

     Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance. Rather, Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including, without limitation, reasonable attorneys' fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof, or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.


                                  ARTICLE 10
                       DEFAULTS AND LANDLORD'S REMEDIES

     SECTION 10.1 DEFAULT. The following events, after the expiration of the applicable cure periods in this Article 10 (except as otherwise provided in this Lease), are sometimes referred to as an event of "Default":

     (a) If default shall be made by Tenant under the provisions of Article 13 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises or in the income arising therefrom;

     (b) If default shall be made in the due and punctual payment of Base Rent or any installment thereof, or if default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease, after five (5) days' written notice, except that Tenant shall be permitted, not more than once each calendar year during the Term, to be late by not more than ten (10) days in the payment of any installment of Base Rent or Additional Rent hereunder before Landlord shall be permitted to declare a Default by Tenant;

     (c) If default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform, and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous or emergency condition and is not cured by Tenant immediately, provided, however, that the time allowed Tenant (except in the instance of hazardous or emergency conditions) within which Tenant is permitted to cure the same shall be extended for such reasonable period as may be necessary for the curing, provided Tenant is continuously, diligently and in good faith prosecuting such cure; and

     (d) If, during the Term, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition shall be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant shall be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (iii) a receiver shall be appointed for the property of Tenant, or (iv) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, Landlord may treat the occurrence of any one or more of the foregoing events of Default as a breach of this Lease.

     In any such event, Landlord, at any time thereafter during the continuance of any such event of Default, may give written notice to Tenant specifying such event of Default or events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term hereby demised, and all rights of Tenant under this Lease, including, without limitation, all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any and all other remedies and rights provided at law or in equity.

     SECTION 10.2 RENT AFTER DEFAULT. In the event of an uncured Default, Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Demised Premises and be entitled to recover as damages, in addition to any other sums or damages for which Tenant may be liable to Landlord hereunder, a sum of money equal to the excess of the value of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Demised Premises, after deduction of all anticipated expenses of re-letting for said period, and discounting the amount to a present value using an interest rate equal to the prime rate of interest published in the Wall Street Journal at the time such present value is determined, but if
    -------------------
such rate of interest shall exceed the highest rate allowed by law, such rate shall be reduced to the highest rate allowed by law. Should the fair market rental value of the Demised Premises, after deduction of all anticipated expenses of re-letting, for the balance of the Term, exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay Tenant the excess or any part thereof, or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

     SECTION 10.3 RE-LETTING AFTER DEFAULT. To the extent permitted by law, in the event of a Default, Landlord may terminate Tenant's right of possession and may repossess the Demised Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. In such event, Landlord shall use good faith efforts to relet the same for the account of Tenant, for such rent and upon such terms as may be satisfactory to Landlord. For the purpose of such re-letting, Landlord is authorized to repair, remodel or alter the Demised Premises. If Landlord shall fail to relet the Demised Premises, Tenant shall pay to Landlord, as damages, a sum equal to the amount of Rent reserved in this Lease for the balance of the Initial Term or the Renewal Term, as the case may be, as the same becomes due and payable. If the Demised Premises are relet and a sufficient sum shall not be realized from such re-letting, after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such re-letting and of the collection of the rent accruing therefrom, to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums failing due under the terms of this Article 10 from time to time, and that no suit or recovery of any portion due to Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     SECTION 10.4 ACCEPTANCE AFTER DEFAULT; NO WAIVER. No failure by Landlord or Tenant, as the case may be, to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by either party hereunder, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by both Landlord and Tenant. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any Default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such Default. If such Default persists or is repeated, no express waiver shall affect any Default other than the Default specified in the express waiver, and then only for the time and to the extent therein stated. One or more waivers by Landlord or by Tenant, as the case may be, shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

     SECTION 10.5 REMEDIES CUMULATIVE. Upon a default by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies, as the case may be, were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies, except as otherwise provided herein, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

     SECTION 10.6 LANDLORD DEFAULT. Subject to Section 14.2 hereof, if at any time during the Term, Landlord has failed to perform any of its limited obligations under this Lease, then Tenant shall provide written notice of such default to Landlord. If, within thirty (30) days after Landlord's receipt of Tenant's notice (or such shorter time as is reasonable, in the case of an emergency), Landlord has not cured such default, or has not commenced and diligently pursued the cure thereof, then Tenant shall provide an additional written notice to Landlord. Then, if Landlord does not cure such default, or does not commence and diligently pursue such cure, within ten (10) days (or such shorter time as is reasonable, in the case of an emergency) after Landlord's receipt of such additional notice, then Tenant may, in Tenant's sole discretion take such steps to cure such default as may be reasonably required. Landlord shall reimburse Tenant for the reasonable costs and expenses of such cure, including reasonable attorneys fees, with interest at the Maximum Rate of Interest from the date of the invoices to the date of payment by Landlord, and a ten percent (10%) administrative fee within thirty (30) days after Tenant has provided Landlord with a written statement thereof, together with reasonable supporting documentation. However, anything in this Section 10.6 or elsewhere in this Lease to the contrary notwithstanding, no actions taken by Tenant to cure any default of Landlord under this Lease shall ever be deemed (a) to constitute an eviction or disturbance of Tenant's use and possession of the Demised Premises, (b) to relieve Tenant from any of its obligations to pay Rent when due, without abatement (except as otherwise expressly provided in this Lease), or (c) to perform any of Tenant's other obligations under this Lease.

                                  ARTICLE 11
                          DESTRUCTION AND RESTORATION

     SECTION 11.1 RESTORATION. In the event of any damage to or destruction of Landlord's Improvements, upon the occurrence thereof, Tenant shall forthwith give Landlord written notice (except in cases of emergency when Landlord may be notified by telephone, with a written notification to follow promptly) of such damage or destruction, and shall specify in such notice, in reasonable detail, the extent thereof. If any such damage or destruction occurs, the restoration, repair, replacement, rebuilding (including, without limitation, the cost of temporary repairs) of Landlord's Improvements or any portion thereof to the condition (as is reasonably practical) existing immediately prior to such damage or destruction are sometimes hereinafter referred to as the "Restoration." In all instance of Restoration, Landlord shall employ its diligent efforts to reasonably promptly complete the Restoration required of it with as little disruption of the Premises Use as is reasonably practicable.

     Except as hereafter provided, in case of damage to or destruction of all or a portion of Landlord's Improvements by fire or otherwise during the Term, Landlord, at the cost and expense hereafter provided, shall, within sixty (60) days after the date of the damage or destruction, commence and thereafter diligently complete the Restoration for which the Property Insurance set forth in Section 5.1 hereof was procured. Notwithstanding the foregoing, Landlord shall not be obligated to undertake the Restoration in the event any such damage or destruction (i) occurs at any time during the last twelve (12) months of the then current Term (including any renewals hereunder), or (ii) is of such a degree that no reasonable portion of Landlord's Improvements can be occupied for the Premises Uses and the damage or destruction occurs at such a time of the year, taking into account seasonal weather conditions, that the Restoration cannot be reasonably completed within three hundred and sixty-five (365) days. In any of the foregoing instances, Landlord shall provide Tenant with notice, within forty-five (45) days of such damage or destruction, of Landlord's decision whether Landlord will undertake the Restoration. If Landlord has failed to deliver the foregoing notice, it shall be conclusively presumed that Landlord has elected to undertake the Restoration. If Landlord has elected, as aforesaid, not to undertake the Restoration, then Tenant may terminate this Lease by providing Landlord with notice thereof within fifteen (15) days of the notice from Landlord.

     Regardless of the foregoing, in the instance of any destruction of Landlord's Improvements in respect to which Landlord has elected (or is deemed to have elected, as aforesaid) to undertake the Restoration, Tenant may nonetheless terminate this Lease, if Landlord does not commence the Restoration within sixty (60) days after the date of such destruction. For purposes of this
Section 11.1, Landlord shall be deemed to have "commenced" the Restoration, if Landlord has commissioned the preparation of plans and specifications necessary for such Restoration or undertaken other meaningful measures necessary, in a commercially reasonable context, to effectuate such Restoration. If Landlord commences the Restoration more than sixty (60) days after the subject destruction, and Tenant has not yet then delivered to Landlord Tenant's notice of termination of this Lease, Tenant shall be deemed to have waived the immediately foregoing right of termination on the date Landlord commenced the subject Restoration. If the Restoration is commenced, Tenant may nonetheless thereafter elect to terminate this Lease, if,
(i) in the instance of a complete destruction of Landlord's Improvements resulting in the inability of Tenant to reasonably occupy any of the Landlord's Improvements for the Premises Uses, Landlord does not complete the Restoration within three hundred sixty-five (365) days after the date of such destruction, or (ii) in the instance of a partial destruction of Landlord's Improvements resulting in Tenant being able to continue to reasonably occupy a material portion of Landlord's Improvements for the Premises Uses, Landlord does not complete the Restoration within two hundred seventy (270) days after the date of such destruction.

     If Landlord's Improvements are damaged or destroyed so that no portion thereof can be reasonably occupied for the Premises Uses, the Base Rent and Additional Rent shall abate as of the date of the damage until the Restoration is complete and an occupancy permit and all other permits and approvals are issued such that the Tenant can reoccupy the Demised Premises. If the damage or destruction is or such a degree so that Tenant can continue to use the Demised Premises in a manner that permits the Tenant to continue to conduct its business operations in a useful and efficient manner, as determined in the reasonable discretion of the Tenant, then the Base Rent and Additional Rent shall be fairly and equitably reduced to reflect the limited use of the Demised Premises by the Tenant until the Restoration is complete as aforesaid.

     SECTION 11.2 INSURANCE PROCEEDS. All insurance moneys recovered by Landlord on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied by Landlord to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees (including, without limitation, attorneys' fees) related to recovery of the insurance proceeds) recovered by Landlord is insufficient to complete the Restoration (exclusive of Tenant's personal property and Tenant's Trade Fixtures, all of which shall be restored, repaired or rebuilt out of Tenant's separate funds), Landlord shall pay, any deficiency necessary to cause the completion of Restoration. In all events, the full amount of any deductible under the applicable insurance policies shall be paid by Tenant within thirty (30) days after Landlord's invoice therefor.

     SECTION 11.3 CONTINUANCE OF TENANT'S OBLIGATIONS. Regardless of the foregoing provision of Sections 11.1 and 11.2, Tenant shall not be liable for Rent in the event of damage or destruction of the Demised Premises, to the extent (if any) that such Rent obligations of Tenant are paid by Landlord's receipt of proceeds under any Business Interruption Insurance.


                                  ARTICLE 12
                                 CONDEMNATION

     SECTION 12.1 TOTAL CONDEMNATION. If during the Term, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain ("Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall terminate on the date of vesting of title pursuant to such Proceedings, and Landlord shall be entitled to and shall receive the total award made in such Proceedings. Tenant hereby assigns any interest in such award, damages, consequential damages and compensation to Landlord. Landlord agrees that it will not object to the petition of Tenant for a separate award as set forth herein; provided, however, that any such petition or award shall in no way diminish the award otherwise payable to Landlord hereunder.

     SECTION 12.2 PARTIAL CONDEMNATION. If during the Term, less than the entire Demised Premises shall be taken in any such Proceedings, then this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken. If the portion of the Demised Premises taken shall substantially and materially interfere with or inhibit Tenant's Premises Use of the Demised Premises, Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence, however, if that portion of the Demised Premises not taken can reasonably be utilized by Tenant with substantially the same utility and efficiency as prior to the taking. Such termination as to the remainder of the Demised Premises shall be effected by Tenant's written notice to Landlord, given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice and Landlord's determination as aforesaid, the Term, and all right, title and interest of Tenant hereunder, shall cease and terminate. If this Lease is terminated as provided in this
Section 12.2, Landlord shall receive the award as is provided in Section 12.1 hereof. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 12.3 hereof.

     SECTION 12.3 RESTORATION AFTER CONDEMNATION. If, in the case of a partial taking, this Lease is not terminated as provided in Section 12.2 hereof, this Lease shall, upon vesting of title pursuant to the Proceedings, terminate as to the parts so taken, and, except as provided in Section 12.1 hereof, Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Landlord, in such case, covenants and agrees promptly to restore that portion of the Demised Premises not so taken to a complete architectural and mechanical unit for Tenant's Premises Uses as provided in this Lease. In the event that the net amount of the award (after deduction of all costs and expenses, including, without limitation, attorneys'
fees) that may be received by Landlord in any such Proceedings as a result of such taking, is insufficient to pay all costs of such restoration work, Landlord shall pay such "shortfall."

     SECTION 12.4 BASE RENT REDUCTION. In the event of a partial taking of the Demised Premises under Section 12.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after the date of vesting of title pursuant to such Proceedings to the earlier of the termination of this Lease or until the next date upon which Rent is determined under Section 3.1 hereof, shall be determined by multiplying the applicable Base Rent then being paid by Tenant, by a fraction, the numerator of which is the square footage of Landlord's Improvements after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the square footage of Landlord's Improvements immediately prior to such taking.

                                  ARTICLE 13
                         ASSIGNMENT, SUBLETTING, ETC.

     SECTION 13.1 PERMITTED TRANSFEREE OF TENANT. Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest herein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld provided, however, that such consent shall not be required if (i) such assignment results from the merger of Tenant into another entity (provided that the majority of the assets of Tenant are owned by the entity resulting from such merger) or an assignment to an entity which purchases all or substantially all of the assets of the Tenant, or (ii) Tenant shall remain principally liable thereafter, and shall not thereby be relieved of principal liability, for the due and faithful performance of all of terms of this Lease. Tenant shall pay, on behalf of Landlord, any and all costs of Landlord, including, without limitation, reasonable attorneys' fees, occasioned in connection with any proposed sublease, assignment, mortgage, pledge, transfer or other encumbrance or disposal of this Lease, or any interest herein, by Tenant.

     SECTION 13.2 SUBSEQUENT ASSIGNMENTS. Anything in this Lease to the contrary notwithstanding, and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, or any other permitted sublease or assignment hereunder, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance, which consent may be given or withheld in Landlord's sole discretion. No such subsequent assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease.

     SECTION 13.3 PROFIT. If Landlord consents to an assignment or subletting as provided above, or if the consent of Landlord to the assignment is not required, or if Tenant remains principally liable on the Lease and Landlord's consent is therefore not required, and if the sums of money or compensation paid by a sublessee or assignee exceed the sums required to be paid by Tenant hereunder, all of such excess shall be retained by Tenant.

     SECTION 13.4 INEFFECTIVE ASSIGNMENT. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article 13 shall (regardless of whether Landlord's consent is required under this Article 13), at Landlord's sole option, render any purported assignment or subletting null and void and of no force and effect.

     SECTION 13.5 LANDLORD'S CONVEYANCE OR OTHER DISPOSITION. The Landlord shall not convey or otherwise dispose of its interest in the Demised Premises (other than assignments or mortgages in connection with the financing of the Demised Premises), until the Initial Term Commencement Date has passed. If there is a dispute between Landlord and Tenant in respect to whether all of the Punchlist Items have been completed substantially in accordance with the Final Plans, the Architect's determination of such completion shall be binding on Landlord and Tenant.


                                  ARTICLE 14
      SUBORDINATION, NON-DISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT

     SECTION 14.1 SUBORDINATION. This Lease and all rights of Tenant herein, and any and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any and all mortgages, deeds of trust, security instruments, ground or underlying leases or other documents of like nature, which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof (herein individually referred to as a "Mortgage," and collectively herein referred to as "Mortgages"), and to each and every advance made under any and all Mortgages. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to promptly execute and deliver to Landlord any and all reasonable instruments, releases or other documents which may reasonably be required for the purpose of subjecting and subordinating this Lease to the lien of any and all such Mortgages, and which do not alter the terms, provisions or conditions of this Lease (hereinafter individually referred to as a "Subordination Agreement," and hereinafter collectively referred to as "Subordination Agreements"). So long as there exists no Default, no such Subordination Agreement shall interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon, all in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. Each such Subordination Agreement shall provide for the non-disturbance of Tenant's rights hereunder, provided that Tenant attorns to the holder of the Mortgage which is the subject thereof.

     SECTION 14.2 MORTGAGEE PROTECTION CLAUSE. Tenant shall deliver to each and every holder of a Mortgage ("Mortgagee"), whose identify and address have been provided to Tenant, a copy of any notice from Tenant to Landlord in which Tenant advises Landlord of any act or omission on the part of Landlord which, after the expiration of the applicable cure period, would constitute a default by Landlord of its obligations under this Lease. After the expiration of all applicable cure periods afforded Landlord in respect to such act or omission, Tenant shall advise the Mortgagee, in writing, of the same as a condition precedent to Tenant initiating any action under this Lease against Landlord, and Tenant, for an additional thirty (30) days after the date of Mortgagee's receipt of such notice, shall allow Mortgagee the option to remedy such act of omission of the Landlord.

     SECTION 14.3 ATTORNMENT. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises in lieu of foreclosure, then, upon the written request of such Mortgagee so succeeding to Landlord's rights hereunder, and provided that such Mortgagee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquires title to the Demised Premises, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any and all reasonable instruments which such Mortgagee may reasonably request to evidence such attornment. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, and provided that such transferee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease, and shall promptly execute and deliver any and reasonable instruments which such transferee and Landlord may reasonably request to evidence such attornment.

     SECTION 14.4 COSTS. Landlord agrees to reimburse Tenant for its reasonable fees of outside counsel incurred in connection with the review of any Subordination Agreements or Estoppel Letter, which Landlord may request Tenant to execute.

                                  ARTICLE 15
                                     SIGNS

     SECTION 15.1 SIGNS. During the first one hundred eighty (180) days of the Term, without Landlord's prior written consent, Tenant may erect signs depicting the name and/or corporate logo of Tenant on the exterior or interior of the Improvements or on the landscaped area adjacent thereto ("Original Signage"); provided, however, that the Original Signage (a) does not cause any structural damage or other damage to any of the Improvements or landscaping; (b) does not violate applicable governmental laws, ordinances, rules or regulations; and (c) does not violate any existing restrictions affecting the Demised Premises, including, without limitation, Park covenants. Any changes to the Original Signage that Tenant wishes to make shall require Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord's consent to a change in the Original Signage shall not be required, if such change complies with the foregoing Original Signage requirements and is consistent changes to the Tenant's name and/or corporate logo.

                                  ARTICLE 16
                                TRADE FIXTURES

     SECTION 16.1 TRADE FIXTURES. It is the intent of the parties that Trade Fixtures shall include only those items of Tenant's furniture, equipment, machinery, partitions and other personal property (including any items which are affixed to the Demised Premises in a manner that can be readily detached without significant damage to the Demised Premises) which are specifically used by Tenant in the conduct of its business. Regardless of the foregoing, the Landlord acknowledges that the items of property set forth on Exhibit 16.1 attached hereto and made a part hereof, are Trade Fixtures and can be replaced and disposed of by the Tenant, in Tenant's sole discretion.


                                  ARTICLE 17
                            CHANGES AND ALTERATIONS

     SECTION 17.1 CHANGES AND ALTERATIONS. Tenant shall have the right, at any time and from time to time during the Term, to make such changes and alterations, structural or otherwise, to the Initial Interior Build-Out (or the interior build-out hereunder for the Expansion Improvements, if applicable), as Tenant shall reasonably deem necessary in connection with the requirements of its business; provided, however, that any and all such changes, other than changes or alterations of Tenant's Trade Fixtures ("New Work"), shall be made, in all cases, subject to the following conditions, which Tenant covenants to observe and perform:

     (a) No New Work shall be undertaken until Tenant shall have first procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction of the Demised Premises or the proposed changes or alterations. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense; provided, however, that (i) no such applications shall cause Landlord to become liable for any cost, fees or expenses, and (ii) at Landlord's direction, and in Landlord's sole discretion, any and all such permits or authorizations shall be terminated at the expiration of the Term.

     (b) In any undertaking of Tenant pursuant to this Article 17, except in the instance of either (i) interior decorating, painting, carpentry or similar interior work, or (ii) New Work which (A) will not, in Landlord's reasonable judgment, impact the structure, or the mechanical, heating, ventilating, air conditioning, plumbing, electrical, or fire or health safety systems, of any of the Improvements or any other portion of the Demised Premises, and (B) in the aggregate will not cost in excess of One Hundred Thousand and 00/100ths Dollars ($100,000.00), no New Work shall be undertaken until detailed plans and specifications therefor have been first submitted to and approved in writing by Landlord, which approval shall not unreasonably be withheld; provided, however, that if, in Landlord's reasonable judgment, any such New Work would tend to impair the value or usefulness to Landlord of the Demised Premises, or any substantial portion thereof, or would tend to alter unreasonably the aesthetics of the Demised Premises, then Landlord shall not, under any circumstances, be obligated to approve such plans and specifications. Among other things, Landlord may condition its approval of any such New Work on Tenant's agreement to restore or remove all or any portion thereof at the expiration of the Term. Further, before the commencement of any New Work (including, without limitation, New Work falling within the exception set forth in the first paragraph of this Section 17.1(b)), Tenant shall (i) guarantee to Landlord (and demonstrate to Landlord's reasonable satisfaction, Tenant's financial status and creditworthiness sufficient to secure such guarantee) the completion thereof within a reasonable time thereafter, (A) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (B) in accordance with the plans and specifications approved by Landlord; and (ii) Tenant shall promptly upon the completion of the New Work deliver to Landlord two (2) complete sets of "as built" drawings for the New Work.

     (c) Any change or alteration shall not, when completed, reduce the area or cubic content of the Improvements, nor change the character of the Demised Premises as to use, without Landlord's express written consent (which may be withheld, as aforesaid).

     (d) All New Work shall be done promptly and in a good and workmanlike manner and in Compliance with Laws and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any and all such changes or alterations shall be paid by Tenant, so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the

          Demised Premises, or any portion thereof. The New Work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the reasonable control of Tenant excepted. Tenant shall obtain and maintain, and shall cause its contractors, subcontractors and sub-subcontractors to obtain and maintain, at Tenant's or their sole cost and expense, during the performance of the New Work, workers' compensation insurance covering all persons employed in connection with the New Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premised, or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord, Landlord's Mortgagees and Tenant, with limits of not less than Two Million and 00/100ths Dollars ($2,000,000.00) in the event of injury to one person, Two Million and 00/100ths Dollars ($2,000,000.00) in respect to any one accident or occurrence, and Two Million and 00/100ths Dollars ($2,000,000.00) for property damage. The fire insurance with "extended coverage" endorsement required by
          Section 5.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the New Work. All such insurance shall be in a company or companies which are authorized to do business in the Commonwealth of Pennsylvania and which are reasonably satisfactory to Landlord. All such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord, prior to the commencement of any New Work. From time to time from and after the date of this Lease, and within ten (10) days after Landlord's reasonable request therefor, Tenant shall provide Landlord with reasonable written evidence of the insurance required hereunder being in full force and effect.

     (e) All improvements and alterations (other than Tenant's Trade Fixtures) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord, without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term (unless the parties agree in writing to the contrary).

     (f) No New Work shall be in, or connect the Demised Premises with, any other space, property, building or improvement, nor shall the same obstruct or interfere with any then existing easement.

     (g) If Landlord requires Tenant, in Landlord's reasonable discretion, to restore or remove any New Work, Landlord shall so notify Tenant by written notice, given at the time of Landlord's approval of such requested change or alteration. If Landlord so notifies Tenant, then at the expiration of the Term, Tenant shall remove any such New Work and, at Tenant's sole cost and expense, restore any damage caused to the Demised Premises as a result of such removal.

                                  ARTICLE 18
                             SURRENDER OF PREMISES

     SECTION 18.1 SURRENDER OF POSSESSION. Tenant shall, upon termination of this Lease for any reason whatsoever, surrender to Landlord the Demised Premises, together with any and all buildings, structures, fixtures and building equipment or real estate fixtures upon the Demised Premises and any and all additions, alterations and replacements thereof (except Tenant's personalty and Trade Fixtures), in good order, condition and repair, with all electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, and other mechanical systems in good working order and repair, reasonable wear and tear excepted (provided that such exception shall in no way be deemed to relieve Tenant from its obligations to make all necessary Tenant Repairs and Maintenance as and when required hereunder).

     SECTION 18.2 NO SURRENDER WITHOUT ACCEPTANCE. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the Term, shall be valid or effective unless agreed to and accepted in writing by Landlord (which agreement Landlord may give or withhold in its sole discretion), and consented to in writing by all Mortgagees and contract purchasers, if any (which consent may be given or withheld in their respective sole discretion). Further, no act or omission by Landlord, or any representative or agent of Landlord, other than such a written acceptance by Landlord, which is consented to by all Mortgagees and contract purchasers, if any, shall constitute an acceptance of any such surrender.

     SECTION 18.3 REMOVAL OF TENANT'S PROPERTY; HOLDOVER RENT. Except as otherwise provided herein, at the expiration of the Term, Tenant shall surrender the Demised Premises, and shall surrender all keys to the Demised Premises, to Landlord at the place then fixed for the payment of Rent, and shall inform Landlord of all combinations on locks, safes and vaults within the Demised Premises, if any. Except as otherwise provided herein, Tenant shall, at such time, also remove all of its property (including, without limitation, its personalty and all Trade Fixtures) therefrom and all New Work placed thereon by Tenant, if so requested by Landlord pursuant to Section 17.1 hereof. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord, or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

     If Tenant fails to surrender possession as required under this Section 18.3, then, for each month, or portion thereof, after the termination of the Term or of Tenant's rights of possession hereunder, whether by lapse of time or otherwise, during which Tenant remains in possession of the Demised Premises, or any portion thereof, after such termination, Tenant shall pay to Landlord, in addition to Additional Rent, a sum equal to one hundred fifty percent (150%) of the Base Rent herein provided for the month immediately prior to such termination. The provisions of this Section 18.3 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity, and Landlord's acceptance of the additional rent in the event of a holdover by Tenant shall not act as a waiver or limitation on any such other rights or remedies

(including, without limitation, any direct, indirect or consequential damages).

     All property of Tenant not removed on or before the last day of the Term shall be deemed abandoned. Tenant hereby appoints Landlord as its agent to remove all property of Tenant from the Demised Premises upon the termination of this Lease, and to cause the transportation and storage thereof for Tenant's benefit, all at the sole cost and risk of Tenant. Landlord shall not be liable for damage, theft, misappropriation or loss thereof, and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord, immediately upon demand, for any expenses incurred by Landlord with respect to any removal or storage of abandoned property and with respect to restoring the Demised Premises to good order, condition and repair.


                                  ARTICLE 19
                           MISCELLANEOUS PROVISIONS

     SECTION 19.1 RIGHT OF INSPECTION. Upon reasonable advance notice to Tenant (except for emergency situations), Tenant agrees to permit Landlord and its authorized representatives to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and, pursuant to the terms of this Lease, making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Except as otherwise provided herein, nothing shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Default in failing to perform the same. Landlord shall not unreasonably interfere with the use and occupancy of the Demised Premises pursuant to the provisions of this Section 19.1.

     SECTION 19.2 DISPLAY OF DEMISED PREMISES. Upon reasonable advance notice to Tenant, Landlord may, at any time during normal business hours during the Term, enter upon the Demised Premises and exhibit the same for the purpose of mortgaging or selling the same; provided, however, that during the final twelve
(12) months of the then-current Term, Landlord shall be entitled to display the Demised Premises for sale or lease upon twenty-four (24) hours prior notice, and shall be allowed to post appropriate signage in or about the Demised Premises, so long as the same does not unreasonably interfere with Tenant's business.

     SECTION 19.3   INDEMNITIES.

     (a)  Tenant.  To the fullest extent allowed by law, except to the extent
          ------
the same is otherwise expressly waived by Landlord under this Lease (including, without limitation, in Section 5.4 hereof), Tenant shall, at all times, indemnify and save Landlord, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the conduct or management, or from any work or things whatsoever done in or about the Demised Premises during the Term, and will further indemnify and save them harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, arising during the Term, from any condition of the Demised Premises, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any negligence of Tenant, its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors (other than Landlord, Contractor or their respective subcontractors or sub-subcontractors), agents, employees or invitees, or arising from any accident, injury or damage whatsoever caused to any person or entity during the Term, in or about the Demised Premises. The indemnity obligations of Tenant under this Section 19.3 which relate directly or indirectly to death, bodily or personal injury or property damage, shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Article 5 hereof. Anything in this Section 19.3(a) to the contrary notwithstanding, Tenant's indemnification obligations as aforesaid shall not apply to any claims, costs, liabilities, actions and damages which arise as a result of (i) the negligence or wrongful acts or omissions of Landlord or Contractor (or their respective partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees); or (ii) the failure of either Landlord or Contractor to comply with a provision of this Lease.

     (b)  Landlord.  To the fullest extent allowed by law, except to the extent
          --------
the same is otherwise expressly waived by Tenant under this Lease (including, without limitation, in Section 5.4 hereof), Landlord shall at all times shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the conduct of or the failure to conduct any of Landlord's obligations hereunder, or any negligence in the performance thereof. Anything in this Section 19.3(b) to the contrary notwithstanding, Landlord's indemnification obligations as aforesaid shall not apply to any claims, costs, liabilities, actions and damages which arise as a result of (i) the negligence or wrongful acts or omissions of Tenant (or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors (other than Landlord, Contractor or their respective contractors, subcontractors or sub-subcontractors), agents, employees or invitees); or (ii) the failure of Tenant to comply with a provision of this Lease.

     SECTION 19.4 NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by any party to the other shall be in writing. All transmittals by Landlord or Contractor to Tenant shall be delivered by private messenger, or sent by United States registered or certified mail, postage prepaid, or by Federal Express or similar overnight courier service (provided, however, that billing and invoicing may be sent to Tenant by United States first class mail), addressed to Tenant as follows:

     All notices, except billings and invoices:

                      Vanguard Cellular Systems, Inc.
                      2002 Pisgah Church Road, Suite 300
                      Greensboro, NC 27455
                      Attention:  Legal Department


     With a Copy to:  Pennsylvania Cellular Telephone Corp.
                      Mid-Atlantic Central Regional Office

                      6310 Allentown Boulevard, Suite 101
                      Harrisburg, PA 17112
                      Attention:  Business Manager

     All billing and invoices:

                      Vanguard Cellular Systems, Inc.
                      2002 Pisgah Church Road, Suite 300
                      Greensboro, NC 27455
                      Attention:  Accounts Payable

     With a Copy to:  Pennsylvania Cellular Telephone Corp.
                      Mid-Atlantic Central Regional Office
                      6310 Allentown Boulevard, Suite 101
                      Harrisburg, PA 17112
                      Attention:  Business Manager

and after the Initial Term Commencement Date, copies of all notices shall be addressed to the Demised Premises, or at such other place as Tenant may from time to time designate by written notice to Landlord and Contractor.

     Any such transmittals by Tenant to Landlord or Contractor shall be delivered by private messenger, or sent by United States registered or certified mail, postage prepaid or by Federal Express or similar overnight delivery service, addressed to Landlord or Contractor at the following address:

                      c/o Walsh, Higgins & Company
                      Suite 800
                      101 East Erie Street
                      Chicago, Illinois  60611
                      Attn:  Gerald A. Pientka, President
                             and Donald J. Johnson, Chief Financial Officer

or at such other place as Landlord or Contractor may from time to time designate by written notice to Tenant. Except as otherwise provided herein, notices, demands and requests which shall be served upon Landlord or Contractor by Tenant, or upon Tenant by Landlord or Contractor, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder three
(3) days after the time such transmittals shall be mailed (except for notices of late payment as provided in Section 10.1(a) hereof which, when mailed, shall be effective upon delivery or refusal to accept delivery, if delivery is not accepted), or upon the actual date of delivery to the addressee if sent by private messenger, or overnight courier.

     SECTION 19.5 AUTHORIZED INDIVIDUALS. Whenever in or in connection with this Lease, the consent or approval of any party hereto is required or desired (including, without limitation, in connection with the approval of components of the Final Initial Interior Build-Out Plans), any one or more of the following named persons shall be authorized to act on behalf of, and bind, the parties as set forth below, until any party shall deliver written notice to the others of the termination of such authorization:

     For Landlord:    Gerald A. Pientka
                      Timothy J. McEnery
                      Robert D. McCormick

     For Tenant:      Mr. Frank Timchak (limited to any changes and approved
plans should not result in an increase in costs of greater than One Hundred Thousand Dollars ($100,000.00) or result in a delay in construction of more than five (5) business days, and which does not involve the approval of the Final Plans).
                                         Ms. Sherry Fluke

                      Ms. Cynthia DeGeorge



     For Contractor:  Gerald A. Pientka
                      Robert D. McCormick

At any time or from time to time, any party may add or delete names of authorized individuals to the aforesaid list, by providing written notice of such additions to the other parties hereto.

     SECTION 19.6 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term without hindrance or molestation.

     SECTION 19.7 LANDLORD AND SUCCESSORS. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance (provided that such grantee assumes in writing the obligations of Landlord hereunder on and after the date of such conveyance), the then grantor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability with respect to any covenants or obligations on the part of Landlord contained in this Lease, the performance of which first accrues on or after the date of such transfer; provided, however, that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     SECTION 19.8 LIMITATION ON LANDLORD'S LIABILITY. Tenant acknowledges and agrees that (a) Tenant is entitled only to look to Landlord's interest in the Demised Premises for recovery of any judgment from Landlord; and (b) Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

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

     SECTION 19.9 ESTOPPELS. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after written request by Landlord, certify by written instrument in substantially the form set forth as
Exhibit 19.9 attached hereto and made a part hereof, duly executed, acknowledged and delivered to any actual or proposed Mortgagee, assignee or purchaser, or to any other person or entity dealing with Landlord or the Demised Premises as to the matters set forth in Exhibit 19.9 ("Estoppel Letter"). Landlord shall, without charge, at any time and from time to time, within ten (10) business days after written request by Tenant, certify by written instrument in substantially the form set forth in Exhibit 19.9, duly executed, acknowledged and delivered to any proposed lender, purchaser of Tenant's stock or assets, or any other person dealing with Tenant or the Demised Premises as to the matters set forth in
Exhibit 19.9, provided that "Landlord" shall be substituted for "Tenant" and "Tenant" shall be substituted for "Landlord" as is logical and reasonable.

     SECTION 19.10 SEVERABILITY; GOVERNING LAWS. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the Commonwealth of Pennsylvania.

     SECTION 19.11 BINDING EFFECT. The covenants and agreements herein contained shall bind and inure, respectively, to the benefit of Landlord, its successors and assigns, Contractor, and its successors and assigns, and Tenant, and its permitted successors and assigns.

     SECTION 19.12 CAPTIONS. The caption of each Article and Section of this Lease is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such Article or Section of this Lease.

     SECTION 19.13 LANDLORD - TENANT RELATIONSHIP. This Lease does not create the relationship of principal and agent, or of partnership, joint venture or any other association or relationship, between or among one or more of Landlord, Contractor and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant, and the relationship between Contractor and Tenant being that of master and servant. Further, except as otherwise provided herein, no person or entity shall be entitled to claim any rights as a third party beneficiary hereof.

     SECTION 19.14 MERGER OF AGREEMENTS. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease, including, but not limited to the merger of the Letter of Indemnification, dated April 9, 1997 between the parties (it is agreed that such letter is null and void and Tenant has no obligation to Landlord for any payment pursuant to that Letter of Indemnification). This Lease contains the entire agreement between the parties and shall not be modified or amended in any manner, except by an instrument in writing executed by the parties hereto. Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is executed and delivered by all three of Landlord, Contractor and Tenant.

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

     SECTION 19.15 LANDLORD'S PROPERTY. Tenant acknowledges that the Demised Premises will be the property of Landlord, and that Tenant will have only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

     SECTION 19.16 SURVIVAL. All obligations of the parties hereunder (together with interest on Tenant's monetary obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

     SECTION 19.17 CLAIMS. Any claim which Tenant may have against Landlord or Landlord may have against Tenant for default in the performance of any of their respective obligations herein contained to be kept and performed shall be deemed waived unless (a) such claim is asserted by written notice thereof to Landlord or Tenant, as the case may be within one hundred eighty (180) days after the later of (i) the commencement of the alleged default or of the accrual of the cause of action, or (ii) the date the claiming party had actual knowledge of the default or fact on which the claim is based, and (b) unless suit is brought thereon within one (1) year after the later of (i) the accrual of such cause of action, or (ii) the date the claiming party had actual knowledge of the default or fact on which the cause of action is based.

     SECTION 19.18 REASONABLENESS. Except as otherwise provided herein, any consent, action or inaction required to be given (or which may be withheld), done or not done, by any of the parties hereto shall be given (or not withheld), done or not done in a commercially reasonable fashion.

     SECTION 19.19 REAL ESTATE BROKER. Tenant represents that Tenant has not dealt with any broker, other than Svatos/Larson, Ball & Gould, Inc. in cooperation of Gelcor Realty, Inc. (collectively, Tenant's Broker"), in connection with this Lease, and that no other broker (or other person or entity) negotiated this Lease or is entitled to any commission in connection herewith. Landlord shall pay the commission due Tenant's Broker that is evidenced by that certain registration letter dated September 19, 1997, agreed to and accepted by Tenant's Broker. In addition, Landlord shall pay Tenant's Broker the commission provided in such registration letter in respect to Tenant's exercise of the Expansion Option.

     Tenant shall indemnify and save Landlord, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with claims made by any broker or finder, other than Tenant's Broker, for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder. Landlord shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with any claims made by Tenant's Broker, in respect to Landlord's failure to pay any commission required of Landlord under the terms of the foregoing registration letter, or any other broker or finder claiming by, through or under Landlord, for a commission or fee in connection with this Lease.

     SECTION 19.20 DELIVERY OF CORPORATE DOCUMENTS. Tenant shall, without charge to Landlord, not more than once each calendar year during the Term, within ten (10) days after written request by Landlord, deliver to Landlord in connection with any proposed bona fide sale or mortgage of the Demised Premises, copies, certified by Tenant's chief financial officer, of Tenant's balance sheet, income statement and statement of sources and uses for Tenant's then most recently ended fiscal year, and Tenant's immediately preceding two (2) fiscal years.

     SECTION 19.21 EXHIBITS; RIDER PROVISIONS. Any Exhibits attached hereto are an integral part hereof, and this Lease shall be construed as though such Exhibits were set forth in full herein. In the event that there are one or more Riders attached to this Lease, then the provisions of such Rider(s) shall take precedent over any conflicting provisions contained herein.

     SECTION 19.22 ATTORNEYS' FEES. In the event of any litigation or judicial action in connection with this Lease or the enforcement hereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expense of any such judicial action or litigation (including, without limitation, reasonable attorneys' fees) from the other party.

     SECTION 19.23 TIME IS OF THE ESSENCE. Subject to the required notice and applicable cure periods contained in this Lease, time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

                                        Landlord:

                                        WALSH HIGGINS NO. 33, L.L.C., a
                                        Pennsylvania limited partnership

                                        By: /s/ Gerald A. Pientka
                                           -----------------------------------
                                        Its:__________________________________



                                        Tenant:

                                        PENNSYLVANIA CELLULAR TELEPHONE CORP.,
                                        a North Carolina corporation


                                        By: /s/ Richard C. Rowlenson
                                           -----------------------------------
                                        Its: Vice President
                                            ----------------------------------


                                        Contractor:

                                        WALSH, HIGGINS & COMPANY, an Illinois
                                        corporation

                                        By: /s/ Gerald A. Pientka
                                           -----------------------------------
                                        Its:__________________________________

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